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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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RED ROBIN GOURMET BURGERS, INC.

6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2011

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 9:00 a.m. MDT, on Thursday, May 26, 2011, at the Doubletree Hotel Denver Tech Center, located at 7801 East Orchard Road, Greenwood Village, Colorado 80111, for the following purposes:

  1)
  To elect Stephen E. Carley, Pattye L. Moore and Marcus L. Zanner as Class III directors of the Company for three-year terms;

  2)
  To hold an advisory vote on the executive compensation program for our named executive officers;

  3)
  To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

  4)
  To approve the Second Amended and Restated 2007 Performance Incentive Plan, which would increase the number of authorized shares available for issuance and remove the limitation on the number of "full-value" awards issuable under the Company's Amended and Restated 2007 Performance Incentive Plan, as amended;

  5)
  To approve the inclusion of a proposal in the Company's 2012 Proxy Statement to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors;

  6)
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2011;

  7)
  To consider a shareholder proposal on succession planning; and

  8)
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on April 1, 2011 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

        Your attention is directed to the accompanying proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information. We encourage you to carefully review the entire proxy statement.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2011:

        The proxy statement and proxy card are available at http://www.redrobin.com/eproxy.htm.

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted.

        Accompanying this notice and proxy statement is a copy of our 2010 Annual Report on Form 10-K.

By Order of the Board of Directors,
Pattye L. Moore
Chair of the Board of Directors

Greenwood Village, Colorado
[April 26,] 2011

i

ii

RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 26, 2011

        The board of directors of Red Robin Gourmet Burgers, Inc. (the Company) is soliciting the enclosed proxy for use at our annual meeting of stockholders to be held on Thursday, May 26, 2011, beginning at 9:00 a.m. MDT, at the Doubletree Hotel Denver Tech Center, located at 7801 East Orchard Road, Greenwood Village, Colorado 80111, and at any time and date to which the annual meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purpose of the annual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April 1, 2011. The proxy statement and proxy card are also available at http://www.redrobin.com/eproxy.htm.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

        You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement describes issues on which we would like you to vote at our annual meeting of stockholders. It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the annual meeting.

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will vote on the following seven items of business:

  1)
  To elect Stephen E. Carley, Pattye L. Moore and Marcus L. Zanner as Class III directors of the Company for three-year terms;

  2)
  To approve the executive compensation program for our named executive officers;

  3)
  To approve the frequency of holding an advisory vote on executive compensation;

  4)
  To approve the Second Amended and Restated 2007 Performance Incentive Plan, which would increase the number of authorized shares available for issuance and remove the limitation on the number of "full-value" awards issuable under the the Company's Amended and Restated 2007 Performance Incentive Plan, as amended (the "2007 Plan");

  5)
  To approve the inclusion of a proposal in the Company's 2012 Proxy Statement to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors;

  6)
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2011; and

  7)
  To consider a shareholder proposal on succession planning.

        You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the board's recommendations?

        Our board of directors recommends that you vote:

  •
  FOR election of each of the three (3) nominated directors (see Proposal 1).

  •
  FOR approval of our executive compensation program for our named executive officers (see Proposal 2).

  •
  FOR the option of annually as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers (see Proposal 3).

  •
  FOR approval of the Second Amended and Restated 2007 Performance Incentive Plan, which would increase the number of authorized shares available for issuance and remove the limitation on the number of "full-value" awards issuable under the 2007 Plan (see Proposal 4).

  •
  FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2011 (see Proposal 6).

  •
  AGAINST the shareholder proposal on succession planning (see Proposal 7).

        The board of directors makes no recommendation on Proposal 5 (approval of the inclusion of a proposal in the Company's 2012 proxy statement to declassify the board of directors). With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

        As of April 1, 2011, the record date for the meeting, we had 15,242,512 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Most stockholders hold their shares through a broker or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account, or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

        Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or other holder of record has enclosed or provided voting instructions for you to use in directing the broker, bank or other holder of record how to vote your shares.

Who may attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 1, 2011, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 8:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How may I vote my shares in person at the annual meeting?

        Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

How may I vote my shares without attending the annual meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other holder of record.

May I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?

        There was an important change last year regarding broker non-votes and director elections. Under a new SEC rule that was effective for the 2010 annual meeting, brokers, banks or other holders of record are no longer permitted to vote in the election of directors if the broker has not received instructions from the beneficial owner. This represents a change from prior years when brokers had discretionary voting authority in the election of directors. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the new rules. This is called a "broker non-vote." If you are a beneficial owner whose shares are held of record by a broker, bank or other holder of record, you must instruct the broker, bank or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        At this annual meeting, your broker, bank or other holder of record does not have discretionary voting authority to vote on any of the proposals other than proposal 6 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner whose shares are held of record by a broker, your broker only has discretionary voting authority under the new rules to vote your shares on the routine matter of ratification of Deloitte & Touche LLP, even if the broker does not receive voting instructions from you.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy for which it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        The affirmative vote of the majority of the votes cast in person or by proxy and eligible to vote will be required to approve each of the proposals at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposals, although they will be counted for purposes of determining the presence of a quorum. In an uncontested election, each director nominee who receives more "FOR" votes than "AGAINST" votes in person or represented by proxy and entitled to be voted at the annual meeting will be elected. If a nominee does not receive a majority of the votes cast, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director's successor shall have been duly elected and qualified.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

        In the election of directors, you may vote FOR any or all of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For the other matters, you may vote FOR or AGAINST each proposal, or you may indicate that you wish to ABSTAIN from voting on a proposal.

Who will count the proxy votes?

        Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, LLC, which we have retained to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

        We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Stephen E. Carley or Katherine L. Scherping or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for Class III director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

        No action is proposed herein for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

How do I submit a stockholder proposal for consideration at next year's annual meeting?

        Proposals for Inclusion in Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than [December 28,] 2011. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission (SEC) regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials and our Bylaws.

        Proposals to be Addressed at Meeting (but not included in proxy statement).    In order for you to raise a proposal (including director nominations) from the floor during next year's meeting, our corporate secretary must receive a written notice of the proposal no later than [March 12,] 2012 and no earlier than [February 11,] 2012, and it must contain the additional information required by our Bylaws. All proposals received after [March 12,] 2012 will be considered untimely. You may obtain a complete copy of our Bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

STOCK OWNERSHIP OF CERTAIN PERSONS

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 15,242,512 shares of common stock outstanding as of March 31, 2011.

 Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 31, 2011. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Oak Street/Kovitz Investment Group, LLC(1)	2,104,996	13.81%
FMR LLC(2)	1,621,829	10.64%
BlackRock, Inc.(3)	1,238,630	8.13%
Michael J. Snyder(4)	1,101,635	7.23%
Dimensional Fund Advisors LP(5)	1,084,336	7.11%
Adage Capital Partners, LP(6)	870,000	5.71%

(1)
This disclosure is based on an amendment to Schedule 13D filed with the SEC on March 10, 2011, pursuant to a joint filing agreement dated December 10, 2010 by and among Oak Street Capital SPV 1 LP ("Oak Street SPV"), Oak Street Capital Master Fund, Ltd. ("Oak Street Master"), Oak Street Capital Management, LLC ("Oak Street Management"), David Makula, Patrick Walsh (collectively, the "Oak Street Reporting Persons"), Kovitz Investment Group, LLC ("Kovitz Investment Group"), Mitchell Kovitz, and Jonathan Shapiro (excluding the Oak Street Reporting Persons, the "Kovitz Reporting Persons"). At the time of filing, Oak Street Management, as the sole general partner of Oak Street SPV, has the sole power to direct the voting and disposition of the 494,424 shares that Oak Street SPV beneficially owns. Oak Street Management, as the sole investment manager of Oak Street Master, has the sole power to direct the voting and disposition of the 861,334 shares that Oak Street Master beneficially owns. Oak Street Management indirectly beneficially owned 1,372,966 shares, including: (i) the 494,424 shares beneficially owned by Oak Street SPV; (ii) the 861,334 shares beneficially owned by Oak Street Master; and (iii) the 17,208 shares beneficially owned by the Oak Street accounts. David Makula, as the sole member and sole manager of Oak Street Management, has the sole power to direct the disposition of the 1,372,966 shares that Oak Street Management may be deemed to beneficially own. Patrick Walsh has the sole voting and dispositive power with respect to the 34,700 shares he directly owns. Mitchell Kovitz, as the CEO and Co-Chief Investment Officer of Kovitz Investment Group, has the shared power to direct the disposition of the 697,330 shares that Kovitz Investment Group may be deemed to beneficially own. Jonathan Shapiro, as the Vice President and Co-Chief Investment Officer of Kovitz Investment Group, has the shared power to direct the disposition of the 697,330 shares that Kovitz Investment Group may be deemed to beneficially own. Kovitz Investment Group does not possess, by agreement or otherwise, the power to vote, or direct the voting of the shares, beneficially held by it. The business address of the Oak Street Reporting Persons is 111 S. Wacker Drive, 33rd Floor, Chicago, Illinois 60606. The business address of the Kovitz Reporting Persons is 115 S. LaSalle St. 27th Floor, Chicago, Illinois 60603.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 14, 2011. The Schedule 13G/A was filed on behalf of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, with an address of 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A discloses that they have sole power to dispose or to direct the disposition of 1,621,829 shares. These shares are beneficially owned through Fidelity Management and Research Company, a wholly owned subsidiary of FMR LLC, and FIL Limited, a partnership controlled by the Johnson family.

(3)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 8, 2011. The address of this reporting person is 40 East 52nd Street, New York, New York 10022. At the time of filing, the reporting person reported being a holding company that has sole voting and sole dispositive power over 1,238,630 shares.

(4)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 12, 2007. The address of the reporting person is 1301 5th Avenue, Suite 3525, Seattle, Washington 98101.

(5)
This disclosure is based on a Schedule 13G filed with the SEC on February 11, 2011. Dimensional Fund Advisers LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnished investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor, Dimensional Fund Advisers LP may be deemed to be the beneficial owner of the shares of the Company held by it; however, it disclaims beneficial ownership of such securities. The address of the reporting person is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)
This disclosure is based on a Schedule 13G filed with the SEC on November 12, 2010. The Schedule 13G was filed on behalf of Adage Capital Partners, LP ("ACP"), Adage Capital Partners GP, LLC ("ACPGP"), Adage Capital Advisors, LLC ("ACA"), Robert Atchinson, as managing member of ACA, managing member of ACPGP, and general partner of ACP, and Phillip Gross, as managing member of ACA, managing member of ACPGP, and general partner of ACP. The Schedule 13G discloses that they have sole power to dispose or to direct the disposition of 870,000 shares. The address of each of the reporting persons is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

 Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 31, 2011 by:

  •
  each of our directors, including the board's nominees for election or re-election;

  •
  each executive officer named in the Summary Compensation Table; and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Stephen E. Carley	—
Dennis B. Mullen(2)	182,559	1.19%
Katherine L. Scherping(3)	16,247	*
Todd A. Brighton(4)	60,537	*
Eric C. Houseman(5)	61,407	*
Susan Lintonsmith(6)	17,176	*
Jonathan James	—
Robert B. Aiken(7)	9,479	*
Lloyd L. Hill(8)	5,979	*
Richard J. Howell(9)	29,237	*
Glenn B. Kaufman(10)	1,875	*
Pattye L. Moore(11)	19,437	*
Stuart I. Oran(12)	5,429	*
James T. Rothe(13)	31,137	*
J. Taylor Simonton(14)	26,437	*
Marcus L. Zanner(15)	26,644	*
David Makula	(16)	(16)
Directors and Current Executive Officers as a group (17 persons)(17)	329,536	2.14%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units or other securities that are currently exercisable or that vest or become exercisable within 60 days of March 31, 2011, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Shares of common stock held directly by Mr. Mullen.

(3)
Consists of 2,125 shares of restricted stock, 7,622 shares of common stock held directly by Ms. Scherping, 2,000 shares held by Ms. Scherping in joint tenancy with her husband, and 4,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011, and excludes 3,000 shares of common stock held by Ms. Scherping's husband of which she disclaims beneficial ownership. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 625 of the shares, such shares vest on February 26th, 2012, and (b) with regard to 1,500 of the shares, such shares vest in equal installments on February 24th of each 2012 and 2013.

(4)
Consists of 2,125 shares of restricted stock, 29,912 shares of common stock held directly by Mr. Brighton, and 28,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 625 of the shares, such shares vest on February 26th, 2012, and (b) with regard to 1,500 of the shares, such shares vest in equal installments on February 24th of each 2012 and 2013.

(5)
Consists of 4,250 shares of restricted stock, 24,157 shares of common stock held directly by Mr. Houseman, and 33,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 1,250 of the shares, such shares vest on February 26th, 2012, and (b) with regard to 3,000 of the shares, such shares vest in equal installments on February 24th of each 2012 and 2013.

(6)
Consists of 2,125 shares of restricted stock, 6,218 shares of common stock held directly by Ms. Lintonsmith, and 8,833 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 625 of the shares, such shares vest on February 26th, 2012, and (b) with regard to 1,500 of the shares, such shares vest in equal installments on February 24th of each 2012 and 2013.

(7)
Consists of 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 5,500 shares of common stock held indirectly by the Robert B. Aiken Trust, and 2,917 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011.

(8)
Consists of 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 2,000 shares of common stock held indirectly by the Lloyd Hill Revocable Trust, and 2,917 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011.

(9)
Consists of 709 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 666 shares of common stock held directly by Mr. Howell, 6,500 shares of common stock held by Mr. Howell in joint tenancy with his wife, 800 shares of common stock held indirectly in trusts for the benefit of Mr. Howell's children, and 19,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 209 of the shares, such shares vest on May 28, 2011, and (b) with regard to 500 of the shares, such shares vest in equal installments on May 27 of each 2011 and 2012.

(10)
Consists of 1,875 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011.

(11)
Consists of 709 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 666 shares of common stock held directly by Ms. Moore, 7,500 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband, and 9,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 209 of the shares, such shares vest on May 28, 2011, and (b) with regard to 500 of the shares, such shares vest in equal installments on May 27 of each 2011 and 2012.

(12)
Consists of 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 1,450 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 2,917 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011.

(13)
Consists of 709 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 4,866 shares of common stock held directly by Mr. Rothe, and 24,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 209 of the shares, such shares vest on May 28, 2011, and (b) with regard to 500 of the shares, such shares vest in equal installments on May 27 of each 2011 and 2012.

(14)
Consists of 709 shares of restricted stock, 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 5,166 shares of common stock held directly by Mr. Simonton, and 19,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. The restricted stock is subject to certain forfeiture restrictions that vest as follows: (a) with regard to 209 of the shares, such shares vest on May 28, 2011, and (b) with regard to 500 of the shares, such shares vest in equal installments on May 27 of each 2011 and 2012.

(15)
Consists of 1,062 shares of restricted stock units that are currently vested or become vested within 60 days of March 31, 2011, 20,790 shares of common stock held directly by Mr. Zanner, and 4,792 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011.

(16)
Mr. Makula was appointed to the board of directors on April 5, 2011. As of March 31, 2011, Mr. Makula was a member of a group that beneficially held a number of shares, as listed in footnote (1) of the "Stock Ownership of Certain Beneficial Owners" table. Such shares are not included in this table because Mr. Makula was not a director as of March 31, 2011.

(17)
Includes 170,001 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011. Does not include shares beneficially held by Mr. Makula, as he was not a member of the board of directors on March 31, 2011.

Equity Compensation Plan Information

        We maintain five equity-based compensation plans—the 2000 Management Performance Common Stock Option Plan (the 2000 Stock Plan), the 2002 Stock Incentive Plan (the 2002 Stock Plan), the 2004 Performance Incentive Plan (the 2004 Plan), the 2007 Plan and the Employee Stock Purchase Plan (the ESPP). Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 26, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	929,846	(1)	$22.78	953,319	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	929,846

(1)
This aggregate amount of 929,846 consists of the following number of options then outstanding under each of the plans:

1,258	2000 Stock Plan
123,909	2002 Stock Plan
120,304	2004 Plan
684,375	2007 Plan
(2)
Of the aggregate number of shares that remained available for future issuance as of December 26, 2010, 147,676 shares were available for issuance under the ESPP and 805,643 shares were available for issuance under the 2007 Plan. Any shares subject to options granted under the 2000 Stock Plan, the 2002 Stock Plan or the 2004 Plan that are not exercised before they expire or are terminated will expire and not be available for additional award grants. No new awards may be granted under the 2000 Stock Plan, the 2002 Stock Plan or the 2004 Plan.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        As of the date of this proxy statement, our board of directors consists of eleven directors. Our Amended and Restated Certificate of Incorporation, as amended, provides for three classes of directors with staggered three-year terms. Class III currently consists of three directors whose terms expire at this annual meeting; Class I currently consists of five directors whose terms expire at our 2012 annual meeting; and Class II currently consists of three directors whose terms expire at our 2013 annual meeting.

        Our board of directors has nominated Stephen E. Carley, Pattye L. Moore and Marcus L. Zanner to continue to serve as our Class III directors. If elected, Messrs. Carley, Zanner and Ms. Moore will continue to serve in office until our Annual Meeting in 2014 and until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement.

        Messrs. Carley, Zanner and Ms. Moore have each consented to be named as a nominee in this proxy statement, and we expect that each of them will be able to serve if elected. Should Mr. Carley, Mr. Zanner or Ms. Moore become unable or unwilling to accept his or her nomination for election, our board of directors can name a substitute nominee and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Directors and Nominees

        Below, you can find the principal occupation and other information about each of the Class III directors and each of the other directors whose term of office will continue after the meeting.

Director Nominees—Class III Directors

        Pattye L. Moore, 53, joined the Company as a director in August 2007 and was appointed as Chair of the board of directors in February 2010. Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc.

        Key Attributes, Experience and Skills:    Ms. Moore brings to the board of directors, among her other skills and qualifications, significant senior management, marketing, business strategy and brand development experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named one of the top 100 marketers by Advertising Age magazine in 2000 and one of the top 50 women in foodservice by Nation's Restaurant News in 2002. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

        Other Public Company Board Service:    ONEOK (2002-present).

        Recent Past Public Company Board Service:    Sonic Corp. (2000-2006).

        Stephen E. Carley, 58, joined the Company as the Company's Chief Executive Officer and as a director in September 2010. Prior to joining the Company, Mr. Carley served from April 2001 to August 2010 as the Chief Executive Officer of El Pollo Loco, a privately held restaurant company headquartered in Costa Mesa, California. Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo and the Taco Bell Group. Mr. Carley holds a master's degree with a concentration in marketing from Northwestern University and a bachelor's degree in finance from the University of Illinois in Urbana, Ill.

        Key Attributes, Experience and Skills:    Mr. Carley brings to the Company and the board of directors, among his other skills and qualifications, extensive restaurant industry experience and valuable executive leadership, which he gained as a chief executive officer of a corporation with significant, large-scale operations. He has extensive knowledge and understanding of the restaurant industry, marketing and brand familiarity, as well as significant insight into and experience with franchise operations. In light of the foregoing, our board of directors has concluded that Mr. Carley should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    EPL Intermediate, Inc. (publicly traded debt) (2004-2010).

        Marcus L. Zanner, 66, joined the Company as a director in June 2009. Mr. Zanner is the former President and majority owner of Great Western Dining, which operated for more than 25 years with over 40 restaurants, including 13 Red Robin restaurants in Washington that were purchased by the Company in 2006. Mr. Zanner was associated with the institutional sales division of Merrill Lynch for a period of twelve years and has served on the board of directors of Fortune Bank in Seattle, Washington since September 2008. Mr. Zanner has also served on the board of directors for the Washington Restaurant Association and the National Restaurant Association.

        Key Attributes, Experience and Skills:    Mr. Zanner brings to the board of directors, among his other skills and qualifications, extensive restaurant industry experience along with financial services experience. He has significant knowledge and understanding of our business and operations, industry leadership, and brand familiarity, as well as insight into franchise operations. In light of the foregoing, our board of directors has concluded that Mr. Zanner should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    None.

Continuing Directors for Term Ending Upon the 2012 Annual Meeting of Stockholders—Class I Directors

        Robert B. Aiken, 48, Mr. Aiken joined the Company as a director in March 2010. Mr. Aiken is a Managing Director of Capwell Partners, LLC, a Chicago-based private equity firm. Mr. Aiken previously served as the President and Chief Executive Officer of U.S. Foodservice (USF). At USF, he served as President and Chief Executive Officer from July 2007 to February 2010, as President and Chief Operating Officer from October 2005 to July 2007, and Executive Vice President of Sales/Marketing & Supply Chain from February 2004 to October 2005.

        Prior to joining USF, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp. of Deerfield, Illinois, including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 until 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken's career, he worked as a business lawyer, first with the firm Sidley & Austin in Chicago and then Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California.

        Key Attributes, Experience and Skills:    Mr. Aiken brings to the board of directors, among his other skills and qualifications, experience as a chief executive officer of a corporation with significant operations and a large, labor-intensive workforce. He gained extensive experience in operations and logistics, as well as an understanding of the dining industry through his service at USF. In light of the foregoing, our board of directors has concluded that Mr. Aiken should continue as a member of our board.

        Other Public Company Board Service:    United Stationers Inc. (2010-present).

        Recent Past Public Company Board Service:    None.

        J. Taylor Simonton, 66, joined the Company as a director in September 2005 and was appointed chair of the Company's audit committee in October 2005. Mr. Simonton spent 35 years at PricewaterhouseCoopers LLP, including 23 years as an audit partner in the firm's Accounting and Business Advisory Services practice before retiring in 2001. Until February 2007, Mr. Simonton served on the board of directors of Fischer Imaging Corporation, a public company that designed, manufactured and marketed specialty medical imaging systems, and served as its audit committee chair. He is currently the audit committee chair of Zynex, Inc., a public company that manufactures and markets medical devices for the electrotherapy and stroke and spinal injury rehabilitation markets. Mr. Simonton is also lead director and audit committee chair of Keating Capital, Inc., a publicly reporting closed-end investment fund that makes non-controlling investments in private and small market capitalization public companies.

        Key Attributes, Experience and Skills:    Mr. Simonton brings to the board of directors, among his other skills and qualifications, significant experience in accounting and finance that he gained through 35 years of service at PricewaterhouseCoopers, LLC, one of the world's largest accounting and professional services firm, including 23 years as an Accounting and Business Advisory Partner. In addition, Mr. Simonton is well versed in corporate governance; he holds a Certificate of Director Education from the Corporate Directors Institute of the National Association of Corporate Directors (NACD) and is its chairman and past president of the NACD chapter in Colorado. He also has served on several other public company board of directors. In light of the foregoing, our board of directors has concluded that Mr. Simonton should continue as a member of our board.

        Other Public Company Board Service:    Keating Capital, Inc. (May 2008-present) and Zynex, Inc. (October 2008-present).

        Recent Past Public Company Board Service:    Fischer Imaging Corporation—Denver, CO (January 2003—February 2007).

        James T. Rothe, 67, joined the Company as a director in October 2004 and served as chair of the Company's compensation committee from January 2005 to May 31, 2009. Mr. Rothe has served since January 2004 as Managing Director and co-founder of Roaring Fork Capital Management, LLC, which is the General Partner of Roaring Fork Capital SBIC, LP with offices in Colorado Springs and Denver, Colorado and Dallas, Texas. Mr. Rothe is a Professor Emeritus of the College of Business at the University of Colorado at Colorado Springs where he served as Professor 1986-2004 and Dean of the College 1986-1994. Mr. Rothe was also a Principal in the Phillips-Smith Specialty Retail Group, a venture capital firm (three funds, total $140 million) from 1988-1999. Mr. Rothe served as President of Pearle Vision Center and Texas State Optical. He also served as Vice President of Marketing and Senior Vice President of Marketing and Merchandising for Pearle Vision Center. Mr. Rothe holds a Ph.D. in marketing and finance from the University of Wisconsin—Madison.

        Key Attributes, Experience and Skills:    Mr. Rothe brings to the board of directors, among his other skills and qualifications, a unique understanding of the Company's strategies and operations through his prior board service. In addition, Mr. Rothe has significant experience in business and finance that he gained while helping to build Pearle Health Services, Inc., and participating as a key member of a venture capital partnership that successfully invested in companies such as Bizmart, PetSmart, Hot Topic and Cheap Tickets. In light of the foregoing, our board of directors has concluded that Mr. Rothe should continue as a member of our board.

        Other Public Company Board Service:    Independent Trustee of the Janus Funds (1997-present).

        Recent Past Public Company Board Service:    None.

        Richard J. Howell, 68, joined the Company as a director in September 2005. Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. From January 2004 through May 2009, Mr. Howell served as an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business at Texas Christian University.

        Key Attributes, Experience and Skills:    Mr. Howell brings to the board of directors, among his other skills and qualifications, significant experience in accounting and information systems, as well as knowledge of controls and financial reporting requirements of public companies. In addition, during Mr. Howell's career in public accounting he gained significant knowledge of due diligence, mergers and acquisitions and risk management. Mr. Howell's work with audit committees of numerous public reporting companies and his current directorship roles have provided substantial experience in corporate governance. In light of the foregoing, our board of directors has concluded that Mr. Howell should continue as a member of our board.

        Other Public Company Board Service:    Independent Trustee for the LKCM Funds (July 2005-present).

        Recent Past Public Company Board Service:    None.

        David Makula, 33, joined the Company as a director in April 2011. Mr. Makula is the founder and Chief Investment Officer of Oak Street Capital Management LLC, an investment firm that manages fundamentally-driven investment portfolios for institutional and high net worth investors. Previously, Mr. Makula participated in the management of a $700M investment fund at Coghill Capital Management, LLC, an investment advisor based in Chicago. Prior to joining Coghill Capital Management, Mr. Makula began his career as a Mergers & Acquisitions investment banker at Salomon Smith Barney in New York, New York. He holds a B.S. in Accountancy from the University of Illinois at Urbana-Champaign, graduating with high honors, and is a Certified Public Accountant.

        Key Attributes, Experience and Skills:    Mr. Makula brings to the board of directors, among his other skills and qualifications, significant capital markets and capital allocation experience gained as the Chief Investment Officer of Oak Street Capital Management, LLC, and through his other investment experience, including investment banking, and merger and acquisitions work. Mr. Makula has gained extensive knowledge of value creation in the restaurant industry through Oak Street Capital Management, LLC's investments. In light of the foregoing, our board of directors has concluded that Mr. Makula should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    None.

Continuing Directors for Term Ending upon the 2013 Annual Meeting of Stockholders—Class II Directors

        Lloyd L. Hill, 67, joined the Company as a director in March 2010. Mr. Hill is the former Chairman and CEO of Applebee's International, Inc. (Applebee's), based in Overland Park, Kansas. Mr. Hill joined Applebee's as Chief Operating Officer in January 1994, and was named president in December 1994. He became Co-Chief Executive Officer in January 1997; Chief Executive Officer in January 1998; and was elected Chairman of the Board in May 2000. Mr. Hill first began serving on Applebee's board as an independent member in 1989 and served until November 2007. Mr. Hill retired as Chief Executive Officer of Applebee's in September 2006.

        Prior to joining Applebee's, Mr. Hill served as president and director of Kimberly Quality Care (KQC), a market leader in home healthcare and nurse personnel staffing. Mr. Hill received his master's degree in business administration from Rockhurst University in Kansas City, Missouri.

        Key Attributes, Experience and Skills:    Mr. Hill brings to the board of directors, among his other skills and qualifications, executive leadership and operations skills developed from his years of experience as a chief executive officer of several companies. As Chairman and Chief Executive Officer of Applebee's, Mr. Hill substantially expanded Applebee's business while successfully maintaining relationships with Applebee's stockholders. Under Mr. Hill's leadership, Applebee's grew into the largest casual dining concept in the world, with nearly 1,900 restaurants in 49 states and 17 countries. In 2005, Mr. Hill was named by Institutional Investor magazine as one of America's Best CEOs and as one of the top-performing CEOs within the restaurant industry. Mr. Hill also brings deep knowledge of the casual-dining industry. In light of the foregoing, our board of directors has concluded that Mr. Hill should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    Applebee's International, Inc. (1989-2007).

        Glenn B. Kaufman, 43, joined the Company as a director in August 2010. Mr. Kaufman is a Managing Member of the D Cubed Group, a private market investment firm with a long-term value creation strategy centered on supporting each company and its executives in driving continuous improvement in business quality. Prior to forming D Cubed, he spent 11 years at American Securities Capital Partners, where he was a Managing Director since 2001. During his tenure, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors.

He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

        Key Attributes, Experience and Skills:    Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable executive leadership and corporate governance experience, as well as a extensive understanding of restaurant operations and franchising. Mr. Kaufman gained restaurant and franchising expertise while serving as the Managing Director of American Securities Capital Partners. In addition, Mr. Kaufman also has legal expertise, as he served as an attorney for Cravath, Swaine & Moore for four years. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.

        Other Public Company Board Service:    None.

        Recent Past Public Company Board Service:    None.

        Stuart I. Oran, 60, Mr. Oran joined the Company as a director in March 2010. Mr. Oran is the Managing Member of Roxbury Capital Group LLC, a New York based merchant banking firm he founded in 2002. Mr. Oran is also the co-founder of Bond Street Holdings LLC, a bank holding company formed to acquire failed banks in FDIC-assisted transactions.

        From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and CEO of Avolar, United's business aviation line of business. During that period, Mr. Oran also served as a director of United Airlines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

        Key Attributes, Experience and Skills:    Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership and management, and strategic planning experience which he gained during his employment with UAL Corporation and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

        Other Public Company Board Service:    Deerfield Capital Corp. (2008-present).

        Recent Past Public Company Board Service:    Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009) and Wendy's International, Inc. (2005-2008).

Required Vote

        In an uncontested election, each director nominee who receives more "FOR" votes than "AGAINST" votes in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

 Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR the election of Ms. Moore, FOR the election of Mr. Carley, and FOR the election of Mr. Zanner as Class III directors on our board of directors.

 Selecting Nominees for Director

        Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. In evaluating a director candidate, the nominating and governance committee will consider the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

        The nominating and governance committee recommends director candidates for nomination to the board. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

        The board and management believe that the Company's relationships with its stockholders and other stakeholders are an important part of its corporate governance profile, and it recognizes the value of continuing communications. Among other things, engagement with our stockholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, and assess emerging issues that may affect our governance practices, business or other aspects of our operations. This approach has helped us to identify mutual perspectives and goals and to adopt a collaborative approach to these relationships, which has resulted in our receiving essential input from our stockholders. To this end, we regularly engage with our stockholders through attendance at investor conferences, press releases and other stockholder communications and individual meetings throughout the year.

        We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes and concerns of our stockholders, the Company made a number of changes to its corporate governance practices in 2009 and early 2010. These changes in 2010 include, among other things:

  •
  amending the Company's equity plan to prohibit any type of actions that may constitute a repricing of options;

  •
  electing four new independent directors to the board of directors, each of whom has an extensive understanding of, and experience as a senior executive in, one or more areas including restaurant operations, franchising, food service, investment banking and finance;

  •
  appointing a new chief executive officer with extensive restaurant operations and franchise experience, among other attributes;

  •
  adopting a majority voting standard for directors except in contested elections; and

  •
  separating the Chair and CEO role and appointing an independent Chair.

        In addition, the Company has undertaken, or committed to undertake, the following actions, each of which demonstrate the Company's continuing commitment to good corporate governance practices:

  •
  Seeking advice from shareholders whether to include a proposal in its 2012 proxy statement to declassify the Company's board of directors;

  •
  Worked in cooperation with certain of the Company's stockholders to revise its corporate governance guidelines to adopt a formal succession planning process; and

  •
  Initially raising the acquisition threshold in its Rights Agreement, dated as of August 11, 2010, from 15% to 16.5% and deciding to allow the Rights Agreement to expire on the date after the annual meeting.

        In addition, in January 2011, we were approached by representatives of Oak Street Capital Management, LLC and its affiliates, stockholders in the Company. They expressed concern about the Company's performance and business strategy, among other things. Following several meetings and extended discussions, on April 5, 2011, we entered into a letter agreement (the "Letter Agreement") with Oak Street Capital Management, LLC, on behalf of themselves and their respective affiliated funds, persons and entities. Pursuant to the terms of the Letter Agreement, David Makula was appointed to the board effective April 5, 2011 as a Class I director to serve until the Company's 2012 annual stockholders meeting, and appointed to the Company's audit committee. If Mr. Makula becomes unable to serve as a director of the Company due to injury, illness, death or other similar circumstance on or before December 31, 2011, or if Mr. Makula leaves the board after December 31, 2011 for any reason prior to the end of his then-current term, Oak Street is entitled to recommend to the board one or more replacement directors. The board may withhold approval of any replacement director recommended by Oak Street, which approval cannot be unreasonably withheld. The Agreement also provides that, among other things, the members of the Oak Street investor group will abide by certain support, standstill, and together with the Company, nondisparagement obligations, through the date immediately following the day on which the 2012 annual stockholders meeting is held or, if later, such date that is five months following the latest date on which either Mr. Makula or his replacement is a director of the Company.

        The board of directors seeks to ensure that good governance and responsible business principles and practices are part of our culture, values and the way we do business. In achieving this goal, the board of directors has previously established corporate governance guidelines that it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to assure that they are timely, effective and supportive of the board's oversight and other responsibilities.

Board Leadership Structure

        The board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structures so as to provide independent oversight of management. At this time, we believe the optimal leadership structure for our board is to separate the roles of Chair of the Board and Chief Executive Officer. Pattye Moore currently serves as Chair of the Board due to, among other things, her prior experience on public company boards of directors, as well as her vast understanding of the restaurant industry.

        We believe that having a non-executive chair of the board is in the best interests of the Company and our stockholders. The separation of the roles of Chair of the Board and Chief Executive Officer allows Mr. Carley to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters especially in light of increasing regulation and scrutiny on public company boards. Further, we believe that the separation of those roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

 Role in Risk Oversight

        Our board, together with our executive officers, has the primary responsibility for enterprise risk management within our Company. The board delegates many of its risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for discussing with management policies with respect to financial risk assessment and enterprise risk management, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company. The audit committee also oversees our corporate compliance programs as well as the internal audit function. In addition to the audit committee's work in overseeing certain risk management functions, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on these risk areas from senior officers of the Company. The board believes that the work undertaken by the audit committee, together with the work of the full board and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

        Our board of directors has determined that each of Robert B. Aiken, Lloyd L. Hill, Richard J. Howell, Glenn B. Kaufman, David Makula, Pattye L. Moore, Stuart I. Oran, James T. Rothe, and J. Taylor Simonton qualifies as an independent director under rules promulgated by the SEC and The NASDAQ Stock Market® listing standards. Only independent directors are appointed to the board's three standing committees; audit committee, compensation committee and nominating and governance committee. Accordingly, all members of each board committee are independent in accordance with The NASDAQ Stock Market® listing standards. There are no family relationships among any of our executive officers, directors or nominees for directors.

        During fiscal year 2010, the board of directors held 23 formal meetings in addition to a number of informal telephone conferences. Each of our current directors who were directors at such time attended at least 75% of the aggregate total of meetings of the board of directors and committees on which he or she served. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our directors attended our 2010 annual meeting (other than those directors who joined the board after the 2010 annual meeting).

Committees of the Board of Directors

        Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and governance committee. The full text of all of the charters for each board committee is available on the investor relations section of our website at www.redrobin.com. Each of our standing committees meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive sessions without management present. In addition to our standing committees, during 2010, the board created a Succession Committee for the purposes of seeking a new chief executive officer of the Company, and a Strategy Committee, for the purposes of assisting Mr. Carley and management in developing the strategic direction of the Company. The Succession Committee was disbanded promptly after the completion of the CEO search (September 2010).

        Audit Committee.    The audit committee is currently comprised of Richard J. Howell (chair), Lloyd L. Hill, Stuart I. Oran, J. Taylor Simonton, and David Makula, and operates pursuant to a written charter. The audit committee oversees and reviews the preparation and disclosure of the

Company's consolidated financial statements and the preparation and filing of periodic financial reports, which include the requisite certifications by the chief executive officer and chief financial officer. The audit committee is also responsible for selecting and retaining the independent registered public accounting firm; approving the budget for fees to be paid to the independent registered public accounting firm for audit services and for appropriate non-audit services; overseeing the relationship between the Company and the independent registered public accounting firm and acting as the board of directors' primary avenue of communication with them; overseeing enterprise fraud risk, and selecting, retaining and overseeing the internal audit function of the Company. The audit committee's responsibilities also include other matters as set forth in its charter.

        The board also has determined that each of Mr. Howell and Mr. Simonton is an "audit committee financial expert" as defined by rules adopted by the SEC. A discussion of the role of the audit committee is provided under "Audit Committee Report."

        The audit committee met 10 times in fiscal year 2010.

        Compensation Committee.    The compensation committee is currently comprised of Lloyd L. Hill (chair), Pattye L. Moore and James T. Rothe. The compensation committee operates pursuant to a written charter. Functions performed by the compensation committee include: developing and recommending to the board of directors an annual performance evaluation of our chief executive officer, approving salary and short-term and long-term incentive compensation programs for all senior executives; and reviewing and adopting employee benefit plans and reviewing and approving compensation for directors.

        The specific nature of the compensation committee's responsibilities as they relate to executive officers is set forth under "Compensation Discussion and Analysis."

        The compensation committee held 20 formal meetings in addition to several informal telephone conferences in fiscal year 2010.

        Nominating and Governance Committee.    The nominating and governance committee is currently comprised of Robert B. Aiken (chair), Glenn B. Kaufman, Stuart I. Oran and J. Taylor Simonton and operates pursuant to a written charter. The nominating and governance committee identifies, evaluates and recommends to the board of directors candidates for appointment or election to the board, as appropriate. The committee meets annually during the fourth quarter to determine whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement. The committee meets at other times as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee considers whether the number of directors is appropriate for the Company's needs and recommends to the board any changes in the number of directors, and reviews the performance of the board.

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111. The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

        The nominating and governance committee held 13 formal meetings in addition to several informal telephone conferences in fiscal year 2010.

Stockholder Communications with the Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member. Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the investor relations section of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

        Jonathon James.    Jonathon James, our former Senior Vice President of Enterprise Services, who resigned in September 2010 is a founder and former CEO of GrassRoots Leadership, LLC (GRL), a management consulting firm located in Denver, Colorado. Prior to Mr. James' employment with the Company, GRL provided consulting services to the Company from the beginning of September 2006 to October 2009, specifically focusing on executive leadership development, new restaurant opening processes, succession planning, and recruitment and retention processes and assessments. During fiscal year 2008 and fiscal year 2009, the Company paid GRL approximately $773,000 and $1.2 million, respectively, for consulting services and certain management training material. Mr. James informed the Company that he divested his ownership interest in GRL upon acceptance of his position with the Company.

        Marcus L. Zanner.    Marcus L. Zanner, a director of the Company, is a principal of and holds, directly or indirectly, interests of between 45% and 100% in three privately-held entities that hold the leases for three of the Company's restaurants in Washington. Such leases were assumed in connection with the purchase of the 13 Red Robin® restaurants from Great Western Dining in 2006. For fiscal year 2009 and fiscal year 2010, the Company paid total rent of approximately $1.0 million and $1.1 million, respectively, for these three restaurants, including percentage rent, and related taxes and fees.

Review, Approval or Ratification of Transactions with Related Persons

        The board of directors has recognized that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board has delegated the review and approval of related party transactions to the audit committee. Any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must (i) satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the committee. After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

        None of the members of the compensation committee has been or will be one of the Company's officers or employees. The Company does not have any interlocking relationships between its executive officers and the compensation committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2010, all of our officers, directors and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

        In this Compensation Discussion and Analysis (CD&A), we discuss our compensation philosophy and goals, and the material elements of the compensation program for our executive officers, including our named executive officers identified in the Summary Compensation Table. We include programs that were in place for 2010, and changes we have implemented in 2011. Our compensation committee oversees and approves the design and implementation of our executive and board compensation.

Executive Summary

        As discussed in our Annual Report on Form 10-K filed for the fiscal year ended December 26, 2010 and elsewhere in this proxy statement, there were a number of important changes in our governance and operations in 2010. Under the leadership of the board and our new chief executive officer, we implemented a number of significant initiatives to focus our efforts on driving performance improvement and re-establishing our company operations as best-in-class. These initiatives, which we call Project RED, are designed to increase same store sales, reduce expenses, improve restaurant level margins and drive overall corporate profitability. During the fourth quarter of 2010, we saw improvements in many of these areas, which are providing the momentum to continue increasing shareholder value, which is the basis for our compensation programs.

        Accordingly, our compensation objectives have been designed to link incentives and rewards for our employees to the achievement of sustainable short-term and long-term Company performance reflected in top-line growth in sales and guest counts, and the establishment of solid business foundations that improve and support growth and profitability. To achieve these objectives, we utilize a mix of short-term and long-term compensation strategies that place a significant portion of cash and equity compensation at risk, and align compensation with a multi-year performance expectation. Our strategies include a component of lower base pay combined with potential for increased levels of compensation for performance through incentive or bonus awards. Finally, a significant portion of each executive's compensation is based on long-term equity awards that vest over multi-year periods or have performance based vesting requirements. Our equity ownership guidelines for executives confirm the long-term nature of our equity grants. Because a material part of our executives' compensation is tied to achievement of long-term goals, the compensation committee believes our compensation programs will not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. The compensation committee continually evaluates and revises our compensation program as necessary to ensure that it is competitive with the market and our peers, and promotes achievement of our business objectives.

Recent Compensation Activity

Summary of 2010 Compensation Activity

        In late 2009 and early 2010, in response to both feedback that management received from our stockholders, and legislative and other activity surrounding corporate governance and executive compensation, the Company's board of directors and compensation committee initiated certain actions, in addition to addressing routine compensation matters, to: (a) modify specific elements of an executive's compensation and (b) improve the governance process around executive compensation and the pay-for-performance orientation of the Company's executive compensation program. These actions included the following:

  •
  Base Salaries.  The compensation committee did not approve salary increases for the named executive officers for 2010, except an increase granted to Dennis Mullen, our former chief executive officer, in connection with a modification to his employment agreement.

  •
  2010 Bonus Targets.  For 2010, the Company's bonus incentives were more heavily weighted toward company performance targets designed to develop sustainable increases in sales, guest counts and profitability. The compensation committee approved a cash bonus incentive program for executive officers that was 90% based on achievement of Company EBITDA goals and 10% based on personal goals. The Company did not achieve its EBITDA goals; consequently no bonuses were paid with respect to the EBITDA portion of the program. However, bonuses were paid to executive officers based on the achievement of their personal goals, as set forth in the Summary Compensation Table. See also, "Elements of our Executive Compensation Program—2010 Bonuses."

  •
  Long-term Incentive Program.  As part of the compensation committee's increased emphasis on pay for performance, equity grants made to executives in 2010 consisted of a mix of time-based restricted stock units and performance-based restricted stock units (RSUs) based on total shareholder return (TSR). The performance-based RSUs have a three-year performance period with cliff vesting at the end of such period and the value of the grant will range from 0% up to 225% of the base grant amount, depending on performance against a peer group of 42 restaurants (based on the same eight digit GICS code for restaurants as the Company). The time-based RSUs vest ratably over four years on the anniversary date of the grant.

  •
  Change to CEO Compensation.  The board of directors amended the employment agreement of Dennis Mullen, the Company's former chief executive officer until September 2010, to eliminate, among other things, payment and reimbursement for personal commuting expenses and the 280G tax gross-up provisions for commuting and change-in-control severance payments. See the discussion of Mr. Mullen's Employment Agreement below.

  •
  Prohibition on Repricing.  Our board of directors also amended our Amended and Restated 2007 Performance Incentive Plan to specifically prohibit any type of actions that may constitute a repricing of options, including cash tender offers or other exchange of equity, without stockholder approval.

  •
  Tally Sheets.  Beginning in 2010, the compensation committee added to its processes a review of executive officers' "tally sheets," which summarize each officer's direct compensation, benefits and perquisites, equity value under various scenarios, and the Company's potential severance for terminating the named officers' employment. The tally sheets assist the compensation committee by providing not only greater visibility into the total compensation for each officer, but also visibility into the sensitivity of compensation to performance, interaction between various elements and kinds of compensation and other relevant data measures.

Executive Employment and Departures

        In September 2010, Stephen Carley was appointed our new chief executive officer, replacing Dennis Mullen, who had served since August 2005 and left the Company in September 2010. We include actions taken with respect to the compensation of both Mr. Carley and Mr. Mullen below.

        Dennis B. Mullen.    In January 2010, Mr. Mullen's employment agreement was modified to increase his annual base salary from $725,000 to $800,000, and to eliminate payment and reimbursement for personal commuting expenses and tax gross-ups for commuting and change-in-control severance payments. The modification also added a cutback provision that would reduce any change-in-control severance below the threshold that would trigger applicable excise tax. In addition, Mr. Mullen waived his contractual right to receive a bonus equal to 50% of his salary in 2010, 2011, and 2012, and instead agreed to participate in performance bonus plans on the same terms as the other named officers. Mr. Mullen's equity grants for 2010 were 100% performance-based and calculated on total shareholder return.

        Mr. Mullen departed the Company effective September 13, 2010 (Mullen Effective Date). Pursuant to the terms of his Separation Agreement, the Company agreed to pay to Mr. Mullen (i) his current annual base salary of $800,000 over the twelve-month period beginning on the Mullen Effective Date; and (ii) a cash payment in the amount of $53,333, representing the pro rata share of the bonus that would have otherwise been payable to Mr. Mullen, on the next bonus payment date in satisfaction of the personal goal component of his bonus. However, because the performance metrics for the personal goal component of Mr. Mullen's bonus were not satisfied, Mr. Mullen did not receive the $53,333 bonus payment. The Company also pays the premiums for Mr. Mullen's continued coverage under the Company's group medical, dental and prescription coverage for up to 12 months following the Mullen Effective Date. In addition, on the Mullen Effective Date and pursuant to the terms of applicable award agreements, 75,000 shares of restricted stock granted to Mr. Mullen on August 17, 2007 (25,000 shares) and August 15, 2008 (50,000 shares) vested in full.

        Under the terms of the Separation Agreement, Mr. Mullen agreed to provide consulting services to our board of directors for a period of nine months following the Mullen Effective Date. During the consulting term, Mr. Mullen is required to provide no more than 20% of the average level of bona fide services performed by him during the 36-month period immediately preceding the date of the Separation Agreement, August 11, 2010. In exchange for such consulting services, the Company pays Mr. Mullen a monthly fee of $9,333 during the consulting term.

        Stephen E. Carley.    Mr. Carley was appointed as our Chief Executive Officer and entered into an employment agreement with the Company effective September 13, 2010. Mr. Carley's employment agreement is for an indefinite term, subject to termination in accordance with its terms, described below. His employment agreement provides for, among other things, the following:

  •
  a starting base salary of $700,000 annually, subject to certain adjustments from time to time as determined by the Board;

  •
  a signing bonus of $550,000;

  •
  a target annual bonus of 100% of base salary, based on the satisfaction of certain performance targets to be determined by the Board and annual equity awards, which are contingent on the attainment of certain performance criteria established by the Compensation Committee;

  •
  equity grants on the effective date, which have been granted, of (a) performance-based restricted stock units having a target value of $400,000, (b) non-qualified stock options having a grant date fair value of $550,000, and (c) 20,000 time-vested restricted stock units;

  •
  certain other benefits, including an annual car allowance, reimbursement of legal fees incurred by Mr. Carley in connection with the negotiation of the Employment Agreement, and the right to participate in all savings, retirement, medical, welfare and insurance plans and programs to the same extent as other senior executive employees of the Company; and

  •
  reimbursement of certain relocation expenses incurred by Mr. Carley in an amount not to exceed $425,000 including without limitation, brokerage commissions on the sale of his existing home, moving expenses, an interim housing allowance, and a tax gross-up for such relocation expenses.

        The compensation committee determined Mr. Carley's compensation with the assistance of the executive search firm that conducted a search for a new chief executive officer in 2010. Certain elements were based on the recommendations of the search firm with respect to CEO compensation, modified to compensate Mr. Carley for any compensation he would lose and expenses incurred in transitioning from his previous position to our Company. Mr. Carley's cash signing bonus was intended principally to replace his bonus that he would have expected to earn had he remained employed with his former company. The equity grants received by Mr. Carley were determined with advice of F.W. Cook & Co., Inc., the compensation committee's former compensation consultant. The amounts generally reflect the median annual award for a chief executive officer at a restaurant company with a market cap similar to ours.

        The employment agreement provides that Mr. Carley is entitled to receive certain benefits upon termination of his employment as set forth in the chart below.

Termination	Salary	Annual Bonus	Benefits
Change in Control Event(1)	2x the sum of the annual base salary and highest annual bonus earned by executive for performance in the last 3 completed calendar years	His pro rata share of the annual bonus, that would otherwise have been earned and be payable had he continued to be employed by the Company.	Coverage under the Company's medical, dental and prescription insurance plans for the 18-month period following the date of termination.
For Good Reason by Mr. Carley or other than for Cause	2x annual salary	His pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company.	Coverage under the Company's medical, dental and prescription insurance plans for the 18-month period following the date of termination.

(1)
Change of Control, Good Reason and Cause are all terms defined in the Employment Agreement

        The employment agreement contains confidentiality, non-compete and non-interference covenants from Mr. Carley, including a 12-month covenant not to compete with the Company and its subsidiaries in the casual dining restaurant business; provided that, the non-compete covenant extends for a period of 24-months with respect to certain competitors of the Company and any "fast casual" burger concept.

        Other Executives.    Jonathon James, Senior Vice President of Enterprise Services, resigned from the Company in September 2010. Mr. James, who was hired in September 2009, would have been included as a named executive officer in 2010 due to his total compensation received but was not a named executive in 2009. Upon his departure, Mr. James entered into an agreement with us to provide consulting services for a period of six months through March 2, 2011 to assist in effecting the transition, due to his resignation, of the oversight of the Purchasing, Human Resources, Information Technology, NRO, and Training departments. During Mr. James' consulting term, the Company paid Mr. James approximately $16,666 per month, plus certain amounts to pay applicable income and other taxes. Prior to his employment with the Company, between 2006 and 2009 Mr. James was a managing partner with an executive leadership and management consulting firm that provided services to the Company. In connection with his employment with the Company, Mr. James terminated his interests in the consulting firm.

Summary of 2011 Compensation Activity

        Following the appointment of Steve Carley as our chief executive officer in September 2010, we developed a strategic plan to deliver strong, sustainable, best-in-class improvement in our operating and financial performance. The compensation committee took several actions to strengthen the pay-for-performance orientation of our executive compensation programs and to reinforce the link between the interests of our executive officers and those of our shareholders. These actions are designed to elevate the performance of our executive team, reinforce annual operating excellence and better align our performance with positive returns and long-term value creation for our shareholders.

        Compensation Consultant and Benchmarking.    In 2011, the compensation committee retained a new executive compensation advisor, AON Hewitt, to take a fresh look at our compensation programs. AON Hewitt replaced the compensation committee's former consultant, F.W. Cook & Co., Inc., who had served for several years as the committee's outside advisor. AON Hewitt will annually review our executive compensation program and broad-based equity compensation practices, assist in ongoing development of our executive compensation philosophy, and act as an advisor to the compensation committee on compensation matters as they arise. Other than its service to the compensation committee, AON Hewitt does not provide any services to us as the compensation committee believes that the committee and our management should not use the same advisors.

        Changes to Compensation Program.    Following consultation between the compensation committee and AON Hewitt, we refined our executive compensation philosophy and program to better align with business objectives focused on long-term growth incorporating the following decisions. The components are described in more detail below under Elements of Our Executive Compensation Program.

Compensation Element	Prior (2010)	New (2011)	Comments
Modify peer group	13 restaurant companies, all casual dining	Modified peer group to include 6 quick serve/fast casual dining restaurants; removed four and added 9 restaurant companies; 18 total	The greater number of companies assures more stability of the sample; the peer group is closer to our revenue size and we are using the same peer group for all comparisons versus having used different groups for different compensation components in 2010
Target pay position	Median or below base salary; with annual bonus, potential for higher than median

Modified to use a leading median base (median salary and short term bonus) in terms of total compensation with the emphasis placed on the long-term value creation and increase long-term incentive targets to the 65th percentile.

Large portion of pay at risk with upside potential long-term; metrics tied to corporate strategy

Compensation Element	Prior (2010)	New (2011)	Comments
Long-term incentive mix	50% time based and 50% performance based; all restricted stock units	Reduced non-performance based LTIs (time-based equity) from 50% to 20%; Added long-term cash-based performance plan (40% weight) with EBITDA and ROIC targets; Reintroduced stock options (40%) weight

Stock options will align management with our shareholders' interests through the stock price; the multi-year performance plan will focus on improving and sustaining operational performance; the restricted shares will help retain our team, which is committed to delivering our strategy; fewer grants preserve share pool and reduces "burn rate".

Ownership Guidelines	Maintain focus on stock ownership among executives	Maintained focus on stock ownership among executives	Confirms long-term nature of grants and alignment with shareholders
LTI Eligibility	Equity grants from executives down to restaurant level management	Discontinued equity at manager and below; replaced with cash bonus program for restaurant managers	Drives consistency of operating results in restaurants as cash is a more meaningful motivator given the nature of the goals at the restaurant level; reduced grants preserve share pool

        In sum, we believe that these changes have brought greater focus to our compensation strategy, sharpened our analytics, better aligned it with the current realities of our business economics and put greater emphasis on annual and long-term performance. We believe that we have set upon a course in which our executive pay plans better align management's interests with our shareholders and that a strong performance foundation has been created upon which we will build in subsequent years.

Elements of our Executive Compensation Program

Overview

        Our executive compensation program consists of the short-term components of annual cash salaries, and annual cash bonuses, and long-term components of equity grants, and, new starting in 2011, a long-term cash incentive. Historically, base salaries have been set at or slightly below the median (50th percentile) of our peer group of restaurants, with a material component of annual cash compensation derived from performance-based cash bonuses. The annual bonus goals were based on both Company and personal targets. Bonus payout levels were targeted at higher than median to result in total cash compensation above the median up to the 75th percentile, based on performance.

        In 2011, the compensation committee modified its compensation philosophy to target base salaries and annual bonus compensation at the median of our peer group, with emphasis on the long-term creation of value, compensated at the level of the 65th percentile. The long-term component is comprised of a cash incentive, option and restricted stock unit grants, as described below under "Long-Term Incentive Program".

Peer Group Modifications

        In connection with its review of our executive compensation program, AON Hewitt recommended changes to the Company's peer group. The changes were based on similarity in revenue and comparability of the restaurant companies in the peer group to us. Moreover, we will use the same peer group for all comparisons and equity programs. The 2010 peer group consisted of the 13 restaurants identified in the chart below.

        Nine new companies, including some quick-serve companies, were added that in the belief that they cover a broader spectrum of our industry and are more comparable to us in size and scope. Five companies were removed based on either their respective size or other disqualifying factors.

        Accordingly, in 2011, the peer group will be comprised of the restaurant companies listed below as the New Peer Group.

Current Peer Group	New Peer Group
• BJ's Restaurants, Inc.	• Biglari Holdings, Inc.**
• Brinker International, Inc.*	• BJ's Restaurants, Inc.
• Buffalo Wild Wings, Inc.	• Bob Evans Farms, Inc.**
• California Pizza Kitchen, Inc.	• Buffalo Wild Wings, Inc.
• CEC Entertainment, Inc.	• California Pizza Kitchen, Inc.
• The Cheesecake Factory, Inc.	• Carrols Restaurant Group, Inc.**
• Chipotle Mexican Grill, Inc.*	• CEC Entertainment, Inc.
• Denny's Corporation	• The Cheesecake Factory, Inc.
• O'Charleys, Inc.*	• Denny's Corporation.
• Panera Bread Company*	• DineEquity, Inc.**
• P.F. Chang China Bistro, Inc.	• Dominos Pizza, Inc**
• Ruby Tuesday, Inc.*	• Einstein Noah Restaurant Group, Inc.**
• Texas Roadhouse, Inc.	• Frisch's Restaurants, Inc.**
• Papa John's International, Inc.**
• P.F. Chang China Bistro, Inc.
• Sonic Corp.**
• Texas Roadhouse, Inc.

*
Removed in 2011

**
Added in 2011

Cash Compensation

        Total cash compensation for executive officers consists of base salary, an annual cash bonus incentive and, new in 2011, a long-term cash incentive. The discussion and tables below include Mr. Mullen and Mr. James, who are included as named executive officers, but who both left the Company in September 2010.

        Base Salary.    Base salaries for our executives are set to recognize the scope of each executive's responsibilities, experience, and performance. Base salaries are generally set at or below the median of the market with the upside potential based on bonus opportunity. However, Mr. Mullen's 2010 salary following his salary adjustment was above the median.

        Base salaries are reviewed annually, and are adjusted from time to time to account for the criteria set forth above, other relevant factors and to realign salaries with market levels based on benchmark data provided by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and recommendations. No salary increases were recommended for the executive officers in 2010 based on factors including the Company's performance and the macroeconomic environment. For 2011, no salary decisions have yet been made.

        Other than Mr. Carley, none of our current executive officers has an employment agreement. We offer to our named executive officers and certain others the option to defer all or a portion of their base salaries under the Company's Deferred Compensation Plan, discussed below.

        Annual Performance-Based Incentive (Cash Bonus).    Our executive compensation program includes annual performance-based bonuses, which are intended to reward achievement of short-term operating goals and financial performance that incrementally support long-term, sustained creation of stockholder value. Each of our executives is eligible to receive a cash bonus based on achievement of certain performance objectives. The performance objectives include achievement by the Company of a financial metric, which historically has been annual EBITDA, and attainment of individual performance goals set each year. The compensation committee approves Company bonus targets based on a sliding scale of minimum, target and maximum level defined financial objectives and approves payout of the bonuses. These bonuses are paid pursuant to the Company's 2007 Plan.

        The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors and other matters. While the EBITDA objectives are not modified once established, the compensation committee may adjust, in its discretion, EBITDA results for non-cash, non-recurring or unusual items. In addition, the compensation committee may grant special bonuses on an individual or group basis in recognition of extraordinary achievements or to address other special situations, and may also reduce bonus amounts if pre-established personal goals, when applicable, are not met. Receipt of bonus awards may be deferred under our Deferred Compensation Plan.

        2010 Bonuses.    Because of the increased emphasis on pay-for-performance in 2010, the compensation committee approved a cash bonus incentive program more heavily weighted toward achievement of Company targets versus personal goals.

        For 2010, executive bonus objectives were based 90% on achievement of Company goals, and 10% on achievement of personal goals, versus a 50/50 split for 2009. The Company component was focused on achievement of certain levels of EBITDA scaled upward from a minimum threshold EBITDA level to a maximum level. Personal goals were aligned with objectives related to continuing to implement and execute foundational initiatives that support steady, sustainable improvement in operations; return on capital; guest counts increases; controlling labor, food, restaurant opening and development costs; and improving financial strength and corporate governance, among others. The rationale to increase the mix to 90/10 was to focus objectives on improving current results while creating the foundations for sustained improved performance and shareholder value. The compensation committee reviews the performance of the Company and the executives against the respective goals to determine whether to approve bonus payouts.

        For 2010, our target level EBITDA objective was approximately $96.6 million before giving effect to bonus payments. The range of EBITDA objectives was approximately 90% of target for the minimum threshold level, and approximately 105% above target for the maximum level. Our actual EBITDA for 2010 fell below the minimum threshold level. Consequently, no EBITDA-based bonuses were paid to any of the named executive officers for the fiscal year, or to any of the other eligible employee, including certain other executives, regional management and non-restaurant personnel.

        In fiscal 2010, the Company did achieve several operational and profitability objectives. Each named executive officer's 2010 personal goals shared one or more common components in alignment with these objectives, and accordingly each executive earned a bonus payout on achievement of certain of these goals, as reflected in the summary compensation table. The 2010 achievements included:

  •
  Reduced supply chain costs by reducing the number of distribution centers that supply our restaurants from 36 to 13;

  •
  Expanded our full-year 2010 gift card sales to $27.5 million or an increase of 22% over prior year;

  •
  Began to see improved sales year over year in the fourth quarter with an 0.8% increase in comparable store sales compared to a decrease of 10.5% in the prior year;

  •
  Sustained improved average weekly sales for our 13 non-comparable restaurants of $65,610 during the fourth quarter of 2010 compared to $49,167 for our 29 non-comp restaurants a year ago;

  •
  Opened 11 new company-owned restaurants in 2010 funded by our operating cash flow; and

  •
  Paid down debt of $38 million during fiscal 2010 from free cash flow to a debt balance of $158.5 million cash at fiscal 2010 year end from $191.3 million at fiscal 2009 year end.

        The table below illustrates each named executive officer's bonus eligibility had the EBITDA targets been achieved in addition to the named executive officer's personal goals. The percentages set forth below represent the percentage of the executive's salary that would be received as a bonus at the applicable level. For example, the total target level bonus for a senior vice president is 70% of salary. Accordingly, the company performance portion of 90% of the total 70% is 63%, calculated at the Target EBITDA level; the personal portion is 7%. Mr. Carley did not participate in the 2010 bonus program.

		EBITDA-Based Bonus
	2010 Annual Base Salary				Personal Goals Bonus
Named Executive Officer		Minimum	Target	Maximum
D. Mullen	800,000	45.0%	90.0%	135.0%	10.0%
K. Scherping	285,000	31.5%	63.0%	94.5%	7.0%
E. Houseman	400,000	36.0%	72.0%	108.0%	8.0%
J. James	375,000	36.0%	72.0%	108.0%	8.0%
S. Lintonsmith	315,000	31.5%	63.0%	94.5%	7.0%
T. Brighton	295,000	31.5%	63.0%	94.5%	7.0%

        2011 Bonus Targets.    For 2011, all annual bonuses will be based solely on achievement of an annual Company EBITDA target in order to underscore our sense of urgency on improving performance and maximizing shareholder returns. The compensation committee may include a personal goal component or use other measures in future years. Management has developed a strategic plan and identified opportunities in these areas which will be implemented through a group of initiatives that we refer to as "Project RED," which stands for Revenue Growth, Expense Management, and Deployment of Capital. The success of these initiatives, some of which are long-term in nature, and their impact on our EBITDA target, will be evaluated by the compensation committee in determining bonus payouts.

        As in prior years, there is a range of bonus payout opportunity based on minimum, target and maximum EBITDA achievement. The table below illustrates bonus eligibility based on potential 2011 results for achievement of EBITDA goals. The percentages set forth below are percentages of the executive's salary:

		EBITDA-Based Bonus
	2011 Annual Base Salary(1)
Named Executive Officer		Minimum(2)	Target	Maximum
S. Carley	700,000	33.0%	100.0%	150.0%
K. Scherping	285,000	23.1%	70.0%	105.0%
E. Houseman	400,000	26.4%	80.0%	120.0%
S. Lintonsmith	315,000	23.1%	70.0%	105.0%
T. Brighton	295,000	23.1%	70.0%	105.0%

(1)
To date, salaries have been held at the 2010 level.

(2)
No EBITDA-based bonus is payable if EBITDA falls below the Minimum threshold.

Long-Term Incentive Program

        We believe that equity-based compensation aligns executives with long-term improvement in the Company's performance and stockholder interests. Historically, we have used options, restricted stock and restricted stock units as components of our equity incentive plan. The compensation committee believes that a mix of restricted stock and/or restricted stock units and options provides an element of guaranteed equity ownership but also maintains an element of performance risk for executives, and aligns their interests with our shareholders. The compensation committee determines the annual grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to Peer Restaurant compensation practices. With AON Hewitt's assistance, the compensation committee has revised the long-term incentive program for 2011 to emphasize the long-term performance component. This component consists of a mix of options, time-based restricted units and long-term cash award, all as described below under "2011 Long-term Incentive Program." Together with the annual incentive, which is performance oriented based on annual Company EBITDA targets, the long-term incentives place a large portion of the executives pay at risk. The portion of variable pay for Mr. Carley is 71% and for all other named executives, the variable pay is approximately 58%.

        2010 Equity Grants.    In February 2010, the Company made annual equity grants to our named executive officers, in the form of time-based and performance-based restricted stock units granted under the 2007 Plan. The purpose of this change from 2009 was to increase the performance orientation of the program and ensure that more than 50% of named executive officer equity awards were performance based. The named executive officers were granted the following awards:

Named Executive Officer	Performance- based Restricted Stock Units	Time-based Restricted Stock Units	Options
D. Mullen	13,900	—	—
K. Scherping	3,300	2,700	—
E. Houseman	6,700	5,300	—
J. James	3,300	2,700	—
S. Lintonsmith	3,300	2,700	16,000
T. Brighton	3,300	2,700	—
In connection with his employment in September 2010, Mr. Carley received:	20,367	20,000	59,787

        The time-based restricted stock units vest in four equal installments on each of the first four anniversaries of the grant date so long as the executive is employed or otherwise providing services to the Company on each vesting date. The performance-based restricted stock units are based on the Company's relative Total Shareholder Return ranking versus a defined group of 42 similarly sized restaurant chains over a three-year performance period ("TSR RSU"). This design was to objectively align executive officers' equity incentive rewards with long-term stockholder returns. The total shareholder return measure ensures that participants are compensated when the return to our stockholders exceeds that of these peer group companies, since a simple stock price growth measure may reward increases in the Company's stock price due to improvements in general economic conditions that are experienced by all companies in the peer group. No awards vest until the performance period is complete (excluding exceptions related to death, disability and change-in-control), and the number of shares that vest under all termination scenarios is related to actual relative TSR performance versus the comparison set. The number of TSR RSUs earned on the last day of the three-year performance period will be determined as follows:

3-year TSR vs. Peer Group	% Target Shares Earned
≤25th Percentile	0%
37.5 Percentile	50%
50th Percentile	100%
60th Percentile	140%
70th Percentile	180%
75th Percentile	200%
≥90th Percentile	225%

        Although this program will continue through its termination in 2013, no further grants will be made under this program. The compensation committee believes that the performance orientation of the newly designed long term incentive program is increased by the use of more stock options and instituting the cash performance plan, and lowering the use of restricted shares.

        2011 Long-Term Incentive Program.    The compensation committee is implementing a new long-term incentive ("LTI") plan for the performance cycle beginning 2011 through 2013. The new program will be comprised of three elements, long-term cash incentive, which will constitute 40% of an executive's total long-term compensation opportunity, stock options representing another 40% and 20% in restricted stock units. It currently is intended that this program will continue annually in overlapping cycles.

        The LTI total target amount is based on the same percentage of the executive's salary on which the annual bonus payout is calculated. Historically, stock options we have granted vest fully in four years with one quarter vesting on the first anniversary of the grant date and 1/36th ratably over the following 36 months. Full value awards have historically vested ratably over four years on each anniversary of the grant date.

        The long-term cash portion of the revised performance plan is focused on operational metrics with a three-year performance period. The awards will cliff vest at the end of each three-year performance cycle. Each subsequent annual plan will have similar three-year performance periods and vesting. Performance will be measured over the three years at a threshold, target and maximum level. There will be two independent metrics used which achieves a balance between growth in enterprise value and profitability. The first metric is the three-year average return on invested capital (ROIC), which recognizes that uses of capital and improvement in ROIC may take time to manifest. The second metric is cumulative EBITDA, which allows progress toward the goal to be measured during the three years. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. These metrics were chosen to assure an appropriate balance between growth and efficiency in our enterprise value and our operations.

        To date, no equity awards have been granted, in part because there are insufficient full value awards available under the 2007 Plan. The Company has asked in this proxy statement that the shareholders approve an increase in the number of shares in the 2007 Plan available for grant. It is expected that, if the amendment is approved, initial equity grants would be made during the second quarter of 2011. If the amendment to the 2007 Plan is not approved, the compensation committee may adjust the long-term incentive program. See Proposal 4, APPROVAL OF THE SECOND AMENDED AND RESTATED 2007 PERFORMANCE INCENTIVE PLAN.

        Stock Ownership Guidelines.    In March 2009, the compensation committee approved stock ownership guidelines for the Company's executive officers and directors (see page 49 for the ownership guidelines for directors). The compensation committee believes that executive ownership requirements increase alignment with stockholders on long-term ownership risk. For executives, the guidelines require holding a definitive dollar amount of stock, valued based on the price of the Company's common stock at the date of acquisition, during the term of the executive's employment. The value is based broadly on a multiple of salary for each executive officer. The executive officers have five years to achieve the guidelines. The compensation committee periodically reviews the guidelines and receives guidance and market data periodically from its advisors. The ownership values are approximately 3.5 times Mr. Carley's salary, approximately two times Mr. Houseman's salary and approximately 1.5 times salary for the remaining executive officers, whose guidelines are the same, given that historically other equity grants have been equal among them. The following table illustrates the ownership guidelines and the acquisition value of the named executive officers' holdings as of March 31, 2010:

Named Executive Officer	Ownership Guideline(1)		Value
S. Carley	$2,450,000	(2)	$392,800
K. Scherping	$450,000		$439,286
E. Houseman	$800,000		$691,332
T. Brighton	$450,000		$431,974
S. Lintonsmith	$450,000		$295,426

(1)
To be achieved by March 2014.

(2)
To be achieved by September 2015.

Change in Control Arrangements

        The Company has change in control agreements with each of the named executive officers other than Mr. Mullen whose employment agreements included change in control provisions and Mr. Carley whose current employment agreement includes change in control provisions. The compensation committee's philosophy in considering change of control agreements was its belief that the best interests of the Company are supported when management can continue to perform and consider business combination transactions without the distraction of personal employment considerations. Cook, the committee's former compensation adviser, evaluated other compensation arrangements and indicated that almost all of the Peer Restaurants include change in control agreements as part of their executive compensation. The compensation committee also believed it served the best interest of the Company to implement these arrangements outside of any pending transactions.

        The change in control agreements of the named executive officers other than Mr. Carley provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits, except that Mr. Houseman is entitled to the payments described in the paragraph below:

  •
  continued payment, for a period consisting of twelve months following the effective date of termination, of his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        The primary differences between the change in control agreement with Mr. Houseman and the change in control agreements with the other named executive officers (not including Mr. Carley) is that Mr. Houseman's agreement provides for a severance payment equal to two times his annual compensation as compared to one times annual compensation and payment for benefits for twenty-four months rather than twelve months. In addition, Mr. Houseman's agreement provides for a gross-up payment for Internal Revenue Code Section 280G purposes on the terms and conditions set forth in his agreement.

        The definition of change in control is substantially similar to the definition contained in the 2007 Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly-traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly-traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility for tax purposes of compensation over $1 million paid by a company to an executive officer. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee attempts to generally structure most compensation approaches to ensure deductibility. The compensation committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

        As discussed above, performance bonuses are generally paid under the 2007 Plan and thus, are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Accordingly, such amounts are deductible by the Company even if in excess of the $1 million statutory limit. Certain of our annual equity awards to our executives are not performance-based. Consequently, a portion of that compensation may not be deductible in future years if such executive's aggregate compensation is in excess of statutory limits.

Risk Mitigation

        The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  The general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  Our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  How our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  Our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  Material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

        The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because (i) payments under all of our management compensation plans are capped, (ii) the performance goals relate directly to the business plan approved by the board of directors and (iii) there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer term value creation for our executives.

Compensation Committee Report

        The following Report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

        The compensation committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Lloyd L. Hill, Chair
Pattye L. Moore
James T. Rothe

 2010 Executive Compensation Tables

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2010, as well as our former chief executive officer and one additional former executive officer (collectively, the named executive officers), for fiscal years 2008 through 2010:

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Current Executives
Stephen E. Carley,	2010	201,923	550,000	1,065,115	549,996	—	14,541	2,381,575
Chief Executive Officer(1)
Katherine L. Scherping,	2010	285,000	—	176,331	—	19,950	12,143	493,424
Senior Vice President and Chief	2009	285,000	—	44,790	50,487	99,750	139,051	619,078
Financial Officer	2008	285,000	—	89,725	99,538	—	11,550	485,813
Eric C. Houseman,	2010	400,000	—	354,109	—	32,000	61,498	847,607
President and Chief Operating	2009	400,000	—	89,580	100,974	160,000	257,977	1,008,531
Officer	2008	400,000	—	179,450	199,075	—	14,292	792,817
Todd A. Brighton,	2010	295,000	—	176,331	—	20,650	14,889	506,870
Senior Vice President and Chief	2009	295,000	—	44,790	50,487	103,250	157,232	650,759
Development Officer	2008	295,000	—	89,725	99,538	—	14,710	498,973
Susan Lintonsmith,	2010	315,000	—	176,331	200,264	22,050	14,446	728,091
Senior Vice President and Chief	2009	295,385	—	44,790	50,487	103,587	73,756	568,005
Marketing Officer	2008	285,000	—	89,725	99,538	—	13,565	487,828
Former Executives
Dennis B. Mullen,	2010	550,967	—	499,010	—	—	365,526	1,415,503
Chief Executive Officer(2)	2009	725,000	—	111,975	126,218	362,500	619,125	1,944,818
	2008	725,000	—	1,693,313	248,843	—	270,849	2,938,005
Jonathon W. James,	2010	246,155	—	176,331	—	—	96,016	518,502
Senior Vice President of	2009	79,423	—	—	219,216	50,000	3,858	352,497
Enterprise Services(3)

(1)
Mr. Carley joined the Company in September 2010. The base salary reported for Mr. Carley is pro rated for the period of time he provided services to us in fiscal 2010. Mr. Carley's annual base salary is $700,000. The bonus amount reported for Mr. Carley represents a sign-on bonus which we paid within 10 business days after the start of his employment pursuant to his employment agreement.

(2)
Effective as of September 13, 2010, Mr. Mullen retired as Chief Executive Officer of the Company and as a member of our board of directors. In accordance with his separation agreement, Mr. Mullen made himself available through June 13, 2011 to assist in transition matters and, during this time, he receives a monthly payment of $9,333 and certain other benefits. The base salary amount reported in this table for fiscal 2010 represents the base salary through September 13, 2010. For more information on Mr. Mullen's separation agreement, please see "Executive Employment and Departures" under "Compensation, Analysis and Discussion" above

(3)
Effective as of September 2, 2010, Mr. James resigned as the Company's Senior Vice President of Enterprise Services. In accordance with his separation agreement, Mr. James made himself available through February 3, 2011 to assist in transition matters and, during this time, he received a monthly payment of $16,666. The base salary amount reported in this table for fiscal 2010 represents the base salary through September 2, 2010. For more information on Mr. James' separation agreement, please see "Executive Employment and Departures" under "Compensation, Analysis and Discussion" above.

(4)
Salary amounts represent base salary and payment for vacation, holidays and sick days. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan.

(5)
Amounts under Stock Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2010, 2009 and 2008. See "Outstanding Equity Awards at 2010 Fiscal Year-End" below for a listing of restricted stock awards outstanding for each officer as of December 26, 2010.

(6)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2010, 2009 and 2008. See Note 16 to our financial statements included in our annual reports on Form 10-K for the fiscal years ended December 26, 2010, December 27, 2009 and December 28, 2008, for descriptions of the methodologies and assumptions we used to value option awards.

(7)
No bonuses were earned by any named executive officer for fiscal year 2008. The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2009 is attributable to a bonus award under the 2007 Plan earned in fiscal year 2009, but paid in 2010, and the amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2010 is attributable to a bonus award for achievement of personal goals under the 2007 Plan earned in fiscal year 2010, but paid in 2011.

(8)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Meal Discounts ($)(b)	Life Insurance/ LT Disability Premium Payments ($)(c)	Commuting & Other Expenses ($)		Deferred Compensation Plan Distribution ($)		Separation of Service Agreement payments ($)		Tax Gross Up for Certain Payments ($)		Tender Offer stock earnings ($)(i)	Total ($)
Current Executives
Stephen E. Carley,	2010	4,327	1,124	903	8,187	(d)								14,541
Chief Executive Officer
Katherine L. Scherping,	2010	10,200	1,295	648										12,143
Senior Vice President	2009	10,592	1,236	423	—		—				—		126,800	139,051
and Chief Financial	2008	10,200	937	413	—		—				—			11,550
Officer
Eric C. Houseman,	2010	10,200	3,106	1,798			46,394	(f)						61,498
President and Chief	2009	10,592	3,783	2,252	—		—				—		241,350	257,977
Operating Officer	2008	10,200	2,235	1,857	—		—				—			14,292
Todd A. Brighton,	2010	10,200	1,901	2,788										14,889
Senior Vice President	2009	10,592	1,782	2,508	—		—				—		142,350	157,232
and Chief	2008	10,200	1,626	2,884	—		—				—			14,710
Development Officer
Susan Lintonsmith,	2010	10,200	3,769	477										14,446
Senior Vice President	2009	10,592	3,420	444	—		—				—		59,300	73,756
and Chief Marketing	2008	10,200	3,086	279	—		—				—			13,565
Officer
Former Executives
Dennis B. Mullen,	2010	10,154	511	9,833	—		—		345,028	(g)	—			365,526
Chief Executive Officer	2009	12,461	1,349	10,287	106,768	(e)	—				75,710	(h)	412,550	619,125
	2008	12,000	299	10,200	145,310	(e)	—				103,040	(h)		270,849
Jonathon W. James,	2010	5,885	1,845	248	—		—		88,038	(g)	—			96,016
Senior Vice President	2009	2,423	1,360	75	—		—				—			3,858
of Enterprise Services

(a)
All executives and certain other employees receive monthly car allowances.

(b)
Meal discounts are provided to executives and valued based on approximately 59.9% of the cost of the meal, which represents the average cost of goods and labor. The amount reflects actual usage (whether for business or personal use) by the named executive officers.

(c)
Long term disability insurance and life insurance is provided to certain executives and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(d)
Amounts represent moving expenses reimbursable by the Company pursuant to Mr. Carley's employment agreement.

(e)
Mr. Mullen, chief executive officer, commuted to his home in Arizona from the Company's headquarters in Denver, Colorado in each of the years represented. Pursuant to his employment agreement with the Company, the Company agreed to pay or reimburse Mr. Mullen for travel expenses he incurs commuting between Arizona and the Company's headquarters. However, Mr. Mullen's employment agreement was amended on January 11, 2010, to eliminate, among other things, reimbursement for Mr. Mullen's commuting expenses on a going forward basis.

(f)
Amount represents a scheduled in-service distribution from the Company's Non-Qualified Deferred Compensation Plan elected by Mr. Houseman for the 2008 plan year.

(g)
Amounts payable to Mr. Mullen and Mr. James under their respective separation agreements. See "Executive Employment and Departures—Dennis B. Mullen" and "Executive Employment and Departures—Other Executives".

(h)
Amounts represent tax gross ups for taxes on commuting and relocation/housing compensation paid to Mr. Mullen identified in the commuting expenses and housing columns. This benefit was eliminated in January 2010 in the amendment to Mr. Mullen's employment agreement.

(i)
Amounts represent net proceeds received by each executive in connection with the cash tender offer for stock options consummated in February 2009.

Grants of Plan-Based Awards

        The following table provides additional information about stock option awards and equity and targeted non-equity incentive plan awards granted to our named executive officers during fiscal 2010:

						All Other Stock Awards: Number of Shares Underlying Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Personal Goals ($)	Threshold ($)(2)	Target ($)	Max ($)
Current Executives
Stephen E. Carley,	9/13/2010	$—	$—	$—	$—
Chief Executive Officer	9/13/2010							59,787	(4)	19.64	$549,996
	9/13/2010					20,000	(5)				$392,800
	9/13/2010					20,367	(6)				$672,315
Katherine L. Scherping,	3/2/2010	$19,950	$89,775	$179,550	$269,325
Senior Vice President and Chief	3/2/2010					2,700	(5)				$57,861
Financial Officer	3/2/2010					3,300	(6)				$118,470
Eric C. Houseman,	3/2/2010	$32,000	$144,000	$288,000	$432,000
President and Chief Operating	3/2/2010					5,300	(5)				$113,579
Officer	3/2/2010					6,700	(6)				$240,530
Todd A. Brighton,	3/2/2010	$20,650	$92,925	$185,850	$278,775
Senior Vice President and Chief	3/2/2010					2,700	(5)				$57,861
Development Officer	3/2/2010					3,300	(6)				$118,470
Susan Lintonsmith,	3/2/2010	$22,050	$99,225	$198,450	$297,675
Senior Vice President and Chief	3/2/2010					2,700	(5)				$57,861
Marketing Officer	3/2/2010					3,300	(6)				$118,470
	4/13/2010							16,000	(7)	27.21	$200,264
Former Executives
Dennis B. Mullen,	3/2/2010	$0	$360,000	$720,000	$1,080,000
Chief Executive Officer	3/2/2010					13,900	(6)				$499,010
Jonathon W. James,	3/2/2010	$30,000	$135,000	$270,000	$405,000
Senior Vice President of	3/2/2010					2,700	(5)				$57,861
Enterprise Services	3/2/2010					3,300	(6)				$118,470

(1)
Amounts under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" reflect potential bonus payouts that depended on satisfaction of Company EBIDTA targets and personal goals in fiscal 2010. In February 2011, the compensation committee granted the named executive officers cash bonus awards under the 2007 Plan for achievement of personal goals in 2010, as reflected in the Summary Compensation Table above. Messrs. Mullen and James did not receive a bonus for 2010. The factors considered by the compensation committee in determining bonus amounts are discussed above in "Compensation Discussion and Analysis—Annual Performance-Based Incentive (Cash Bonus)". No payouts were made for EBITDA performance because the Company did not meet its EBITDA targets.

(2)
We also utilized a Minimum Threshold target, so that in the event actual EBITDA exceeded the Minimum Threshold but was less than target, the amount of bonus to which the executive was entitled would have been adjusted on a pro rata basis between the Minimum Threshold and the Target amount set forth above.

(3)
See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 26, 2010 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the authoritative guidance for accounting stock compensation.

(4)
Options were granted pursuant to the 2007 Plan and vest 25% on the first anniversary date of issuance and the balance vest pro-rata on a monthly basis over the following 36-month period. Options are exercisable for seven years from the date of issuance, subject to continuing employment or service with the Company as defined in the 2007 Plan, and certain other conditions.

(5)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. One-fourth (1/4) of the units are scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant as long as named executive officer remains in the service of the Company through the respective vesting date.

(6)
Comprises performance-based restricted stock units granted pursuant to the 2007 Plan. The target number of units subject to the award is presented in the table. Subject to certain continued employment requirements, the units are scheduled to vest following the third anniversary of the date of grant if the Company meets certain total shareholder return objectives. The number of units that vest may be 0% to 225% of the target number of units, depending upon performance. The maximum number of units that may vest is equal to 225% of the target number. Each performance-based restricted stock unit, once vested, will entitle the named executive officer to receive one share of common stock.

(7)
Options were granted pursuant to the 2007 Plan and vest 25% on the first anniversary date of issuance and the balance vest pro-rata on a monthly basis over the following 36-month period. Options are exercisable for ten years from the date of issuance, subject to continuing employment or service with the Company as defined in the 2007 Plan, and certain other conditions.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)
				Option Expiration Date		Not Vested		Market Value ($)
Name	Exercisable	Unexercisable
Current Executives
Stephen E. Carley,		59,787	19.64	9/13/17	(1)	20,000	(7)	433,800	(13)
Chief Executive Officer						20,367	(8)	441,760	(13)
Katherine L. Scherping,	3,667	4,333	14.93	2/24/19	(2)	1,250	(9)	27,112	(13)
Senior Vice President and						2,250	(10)	48,802	(13)
Chief Financial Officer						2,700	(11)	58,563	(13)
						3,300	(12)	71,577	(13)
Eric C. Houseman,	12,000	—	14.98	1/29/13	(3)	2,500	(9)	54,225	(13)
President and Chief Operating	9,000	—	26.81	1/28/14	(4)	4,500	(10)	97,605	(13)
Officer	3,000	—	27.20	6/02/14	(5)	5,300	(11)	114,957	(13)
	7,333	8,667	14.93	2/24/19	(2)	6,700	(12)	145,323	(13)
Todd A. Brighton,	12,000	—	14.98	1/29/13	(3)	1,250	(9)	27,112	(13)
Senior Vice President and	9,000	—	26.81	1/28/14	(4)	2,250	(10)	48,802	(13)
Chief Development Officer	3,000	—	27.20	6/02/14	(5)	2,700	(11)	58,563	(13)
	3,667	4,333	14.93	2/24/19	(2)	3,300	(12)	71,577	(13)
Susan Lintonsmith,	3,667	4,333	14.93	2/24/19	(2)	1,250	(9)	27,112	(13)
Senior Vice President and		16,000	27.21	4/13/20	(6)	2,250	(10)	48,802	(13)
Chief Marketing Officer						2,700	(11)	58,563	(13)
						3,300	(12)	71,577	(13)

(1)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 13, 2014.

(2)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on February 24, 2013.

(3)
These options vested fully on January 29, 2007.

(4)
These options vested fully on January 28, 2008.

(5)
These options vested fully on June 2, 2008.

(6)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on April 13, 2014.

(7)
Awards of units of restricted common stock granted on September 13, 2010 that vest 25% on each anniversary date of issuance and in full on September 13, 2014.

(8)
Award of performance-based units of restricted common stock granted on September 13, 2010 that vest on the third anniversary date of issuance. The number of units that vest may be 0% to 225% of the target number of units, depending on performance.

(9)
Awards of shares of restricted common stock granted on February 26, 2008 that vest 25% on each anniversary date of issuance and in full on February 26, 2012.

(10)
Awards of shares of restricted common stock granted on February 24, 2009 that vest 25% on each anniversary date of issuance and in full on February 24, 2013.

(11)
Awards of units of restricted common stock granted on March 2, 2010 that vest 25% on each anniversary date of issuance and in full on March 2, 2014.

(12)
Award of performance-based units of restricted common stock granted on March 2, 2010 that vest on the third anniversary date of issuance. The number of units that vest may be 0% to 225% of the target number of units, depending on performance.

(13)
Based on the closing price of our common stock on December 23, 2010 of $21.69 per share.

Options Exercises and Stock Vested

        The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during fiscal year 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Current Executives
Stephen E. Carley,	—	—	—	—
Chief Executive Officer
Katherine L. Scherping,	—	—	1,375	27,461
Senior Vice President and Chief Financial Officer
Eric C. Houseman,	—	—	2,750	54,922
President and Chief Operating Officer
Todd A. Brighton,	—	—	1,375	27,461
Senior Vice President and Chief Development Officer
Susan Lintonsmith,	—	—	1,375	27,461
Senior Vice President and Chief Marketing Officer
Former Executives
Dennis B. Mullen,	7,500	38,550	103,437	1,961,393
Chief Executive Officer
Jonathon W. James,	—	—	—	—
Senior Vice President of Enterprise Services

Nonqualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings and balances for each named executive officer under the Company's Nonqualified Deferred Compensation Plan as of December 26, 2010.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Stephen E. Carley,	—		—	—	—	—
Chief Executive Officer
Katherine L. Scherping,	14,962	(2)	—	20,657	—	203,483
Senior Vice President and Chief Financial Officer
Eric C. Houseman,	—		—	31,710	(46,394)	251,736
President and Chief Operating Officer
Todd A. Brighton,	—		—	—	—	—
Senior Vice President and Chief Development Officer
Susan Lintonsmith,	1,879	(3)	—	13,693	—	110,354
Senior Vice President and Chief Marketing Officer

(1)
The Company does not make any contributions to the Nonqualified Deferred Compensation Plan. None of the amounts presented above as "Aggregate Earnings" are reported as compensation for the 2010 fiscal year in the Summary Compensation Table above.

(2)
All of this amount was reported in the Summary Compensation Table above under the heading "Non-Equity Incentive Plan Compensation" for 2009.

(3)
All of this amount was reported in the Summary Compensation Table above under the heading "Salary" for 2010.

(4)
All amounts reported in the aggregate balance at last fiscal year end under this column were previously reported as compensation to the named executive officers in our Summary Compensation Tables for previous years except for any earnings on deferred amounts.

        Company executives who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these executives to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits eligible executives to defer into a hypothetical "account," on a pre-tax basis, up to 75% of the participant's annual salary and generally up to 100% of the executive's performance-based bonus. A participant's account under the plan only reflects salary and bonus deferrals, and the Company does not provide any matching credits or other contributions. At the end of fiscal year 2010, there were 21 participants and 106 employees eligible to participate.

        Accounts are credited with earnings and losses based on hypothetical investments selected by the executive from an array of investment options available under the plan which may change from time to time. As of December 26, 2010, the hypothetical investment options included domestic and international equity, income, short-term investment and blended funds. Participants can change their investment elections monthly by contacting the plan administrator.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's deferrals for the year are at least $25,000, the participant can elect to receive payment in up to 5 annual installments. Otherwise, payment of a participant's account is made the later of (i) in the February following the participant's termination of employment or (ii) six months from participant's termination of employment in the form of a lump sum or in 5, 10, or 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000.

        A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an executive's interest in the plan is no greater than that of an unsecured general creditor of the Company.

 Potential Payments upon Termination or Change in Control

Potential Payments

        The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 26, 2010:

Name	Benefit(1)	Termination w/o Cause		Termination with Cause	Death		Disability		Change in Control(11)
Stephen E. Carley,	Salary	$1,400,000	(3)	—	$700,000	(10)	$700,000	(10)	$1,400,000	(3)
Chief Executive	Bonus	—		—	—		—		$700,000	(4)
Officer	Health Benefits	$12,551	(7)	—	—		—		$12,551	(7)
	Tax Gross-Up	—		—	—		—		—
	Acceleration of Restricted Stock	$437,780	(11)	—	—		—		$875,560	(12)
	and Restricted Stock Units
	Acceleration of Options	$61,282	(14)	—	—		—		$122,563	(13)
Katherine L. Scherping,	Salary	—		—	—		—		$285,000	(2)
Senior Vice President	Bonus	—		—	—		—		$99,750	(5)
and Chief Financial	Health Benefits	—		—	—		—		$5,991	(6)
Officer	Tax Gross-Up	—		—	—		—		—
	Acceleration of Restricted Stock	—		—	—		—		$206,055	(12)
	and Restricted Stock Units
	Acceleration of Options	—		—	—		—		$54,080	(13)
Eric C. Houseman,	Salary	—		—	—		—		$800,000	(3)
President and Chief	Bonus	—		—	—		—		$320,000	(5)
Operating Officer	Health Benefits	—		—	—		—		$11,983	(8)
	Tax Gross-Up	—		—	—		—		$0	(9)
	Acceleration of Restricted Stock	—		—	—		—		$412,110	(12)
	and Restricted Stock Units
	Acceleration of Options	—		—	—		—		$188,680	(13)
Todd A. Brighton,	Salary	—		—	—		—		$295,000	(2)
Senior Vice President	Bonus	—		—	—		—		$103,250	(5)
and Chief Development	Health Benefits	—		—	—		—		$5,991	(6)
Officer	Tax Gross-Up	—		—	—		—		—
	Acceleration of Restricted Stock	—		—	—		—		$206,055	(12)
	and Restricted Stock Units
	Acceleration of Options	—		—	—		—		$134,600	(13)
Susan Lintonsmith,	Salary	—		—	—		—		$315,000	(2)
Senior Vice President	Bonus	—		—	—		—		$103,586	(5)
and Chief Marketing	Health Benefits	—		—	—		—		—
Officer	Tax Gross-Up	—		—	—		—		—
	Acceleration of Restricted Stock	—		—	—		—		$206,055	(12)
	and Restricted Stock Units
	Acceleration of Options	—		—	—		—		$54,080	(13)

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 26, 2010, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on the named executive officer's 2010 base salary.

(3)
Represents the total amount of continued payments for a period of twenty-four months following the effective date of termination based on the named executive officer's 2010 base salary.

(4)
Represents the bonus amount payable to Mr. Carley pursuant to the terms of his employment agreement.

(5)
Represents the bonus amount paid to the named executive officers, based on achievement of personal goals for 2009, the most recently completed fiscal year prior to December 26, 2010.

(6)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental and prescription insurance plans for a period of twelve months following the effective date of termination.

(7)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental and prescription insurance plans for a period of eighteen months following the effective date of termination.

(8)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental and prescription insurance plans for a period of twenty-four months following the effective date of termination.

(9)
Represents the amount of the gross-up payment for Internal Revenue Code Section 280G purposes based on a change in control event occurring on December 26, 2010.

(10)
Represents the amount Mr. Carley or his estate would have received for termination of Mr. Carley's employment due to disability or death on December 26, 2010.

(11)
As discussed below, the change in control provisions in Mr. Carley's employment agreement and the change in control agreements with the other named executive officers are double trigger provisions, and thus any payments described in the above table are required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(12)
For purposes of this calculation, it is assumed that the target number of performance-based restricted stock units (50%) would vest upon a change in control as of December 26, 2010. The actual number of performance-based restricted stock units to vest would be based on the Company's total shareholder return to be calculated based on the price per share paid to the Company's stockholders in such change in control event relative to other companies in the defined peer group. The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 26, 2010, multiplied by the closing sales price of the Company's common stock on The NASDAQ Global Market® as of December 23, 2010, the business day immediately preceding such date ($21.69).

(13)
The change in control agreements for the named executive officers (not including Mr. Carley) provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 26, 2010 and the exercise price of the options held by the named executive officer on an aggregate basis.

(14)
The values included in the table above are based on the number of options held by Mr. Carley that will vest if he is terminated without cause prior to September 13, 2011, multiplied by the difference between the closing sales price of the Company's common stock on The NASDAQ Global Market® as of December 23, 2010, the business day immediately preceding such date ($21.69) and the exercise price of such options ($19.64).

Incentive Plans

        The following is a description of the change in control provisions contained within our equity incentive plans under which there are awards currently outstanding:

        2000 Management Performance Common Stock Option Plan.    Outstanding options under the 2000 Stock Option Plan may become fully vested in connection with the sale or disposition of substantially all of our common stock or our assets. In addition, the plan administrator may provide for the assumption, substitution or settlement of the outstanding options under the 2000 Stock Option Plan in the event of a "control transfer." A control transfer is defined in the 2000 Stock Option Plan and generally includes any person or group of persons who were not stockholders on April 30, 2000 becoming the owner of more than 50.0% of our outstanding voting shares, our merger, consolidation, or other reorganization in which any such person or group owns more than 50.0% of the outstanding voting shares of the surviving or resulting entity, or all or substantially all of our assets are sold or otherwise transferred to any such person or group.

        2002 Stock Incentive Plan.    Each award granted under the 2002 Stock Incentive Plan may, at the discretion of our board of directors or a committee appointed by our board of directors to administer the plan, become fully vested, exercisable, or payable, as applicable, upon a change in control event if the award will not be assumed or substituted for or otherwise continued after the event. A change of control, as defined in the 2002 Stock Incentive Plan, generally includes:

  •
  stockholder approval of our dissolution or liquidation;

  •
  certain changes in a majority of the membership of our board of directors over a period of two years or less;

  •
  the acquisition of more than 30.0% of our outstanding voting securities by any person other than a person who held more than 20.0% of our outstanding voting securities as of the date that the

    2002 Stock Incentive Plan was approved, a company benefit plan, or one of their affiliates, successors, heirs, relatives or certain donees or certain other affiliates;

  •
  certain transfers of all or substantially all of our assets; and

  •
  a merger, consolidation or reorganization (other than with an affiliate) whereby our stockholders do not own more than 50.0% of the outstanding voting securities of the resulting entity after such event.

        In addition, if we terminate any participant's employment for any reason other than for cause either in express anticipation of, or within one year after a change in control event, then all awards held by that participant will vest in full immediately before his or her termination date. The plan administrator may also provide for alternative settlements (including cash payments), the assumption or substitution of awards or other adjustments in the event of a change of control event or in the context of any other reorganization of the Company.

        2004 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. Unless otherwise provided by the plan administrator, a change in control in and of itself generally will not trigger the accelerated vesting of awards granted under the 2004 Plan unless the awards will not be assumed by a successor or will otherwise not continue following the change in control event. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Amended and Restated 2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the Plans.

Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert B. Aiken(3)	$68,750	$38,015	$64,983	—	171,748
Edward T. Harvey(4)	$42,750	—	—	—	42,750
Lloyd L. Hill(3)	$77,125	$38,015	$64,983	—	180,123
Richard J. Howell	$83,500	—	$64,983	—	148,483
Glenn B. Kaufman(3)	$33,500	$43,232	$54,177	—	130,909
Pattye L. Moore	$133,625	—	$64,983	—	198,608
Stuart I. Oran(3)	$72,000	$38,015	$64,983	—	174,998
James T. Rothe	$71,500	—	$64,983	—	136,483
J. Taylor Simonton	$87,000	—	$64,983	—	151,983
Gary J. Singer(4)	$50,500	—	—	—	50,500
Marcus L. Zanner	$60,000	—	$64,983	—	124,983

(1)
Messrs. Aiken, Hill, Howell, Oran, Rothe, Simonton and Zanner and Ms. Moore were each awarded 3,187 restricted stock units in June 2010, and Mr. Kaufman was awarded 2,534 restricted stock units in August 2010. All such restricted stock units are subject to vesting in three equal installments on the first, second and third anniversaries of the date of grant, and the shares underlying the units will be distributed to the reporting person in three equal installments on the third, fourth and fifth anniversaries of the date of grant, unless earlier per the terms of the award agreement. The fair value of such restricted stock units was computed in accordance with the authoritative guidance for accounting for stock compensation at $20.39 per share for all directors except Mr. Kaufman, which was $21.38 per share. Messrs. Aiken, Hill, Kaufman and Oran were each awarded options to purchase 5,000 shares of common stock when they joined the board. The fair value of such options was computed in accordance with the authoritative guidance for accounting for stock compensation at $7.60 per share for Messrs. Aiken, Hill and Oran and $8.65 per share for Mr. Kaufman. As of the end of the fiscal year 2010, the aggregate number of options, restricted stock and restricted stock units outstanding for each director was as follows:

	Options	Restricted Stock	Restricted Stock Units
Robert B. Aiken(3)	5,000	—	3,187
Lloyd L. Hill(3)	5,000	—	3,187
Richard J. Howell	19,500	709	3,187
Glenn B. Kaufman(3)	5,000	—	2,534
Pattye L. Moore	9,500	709	3,187
Stuart I. Oran(3)	5,000	—	3,187
James T. Rothe	24,500	709	3,187
J. Taylor Simonton	19,500	709	3,187
Marcus L. Zanner	5,000	—	3,187
(2)
Each non-employee director is entitled to receive a dining card for complementary food and beverages at the Company's restaurants. In 2010, the dining card value used by each director was less than $10,000. The value to the non-employee directors is approximately 60% of the amount provided as a meal discount which represents the cost of goods and labor at the Company's restaurants.

(3)
Each of Messrs. Aiken, Hill and Oran joined the board in March 2010, and Mr. Kaufman joined the board in August 2010.

(4)
Each of Messrs. Harvey and Singer decided not to stand for reelection at the 2010 annual meeting of stockholders, and accordingly their service on the board terminated in May 2010.

Director Stock Ownership Guidelines

        In March 2009, the compensation committee approved stock ownership guidelines for executive officers and directors (see page 35 for discussion of the ownership guidelines for executive officers). The ownership guidelines state that directors should own an amount of the Company's common stock with a cumulative cost basis of at least $150,000. Each director has three years from the adoption of the stock ownership guidelines to obtain the minimum requirement. New directors have five years from the time that he or she joins the board to reach the minimum ownership requirement. Directors may not sell, transfer or otherwise dispose of common stock that would decrease such director's cumulative cost basis below $150,000. The following table illustrates the ownership guidelines and the acquisition value of each director's holdings as of March 31, 2011:

Director	Ownership Guideline		Value(5)
Robert B. Aiken	$150,000	(3)	$183,673
Lloyd L. Hill	$150,000	(3)	$100,323
Richard J. Howell	$150,000	(1)	$286,299
Glenn B. Kaufman	$150,000	(4)	$54,177
Pattye L. Moore	$150,000	(1)	$197,635
Stuart I. Oran	$150,000	(3)	$96,587
James T. Rothe	$150,000	(1)	$204,509
J. Taylor Simonton	$150,000	(1)	$234,748
Marcus L. Zanner	$150,000	(2)	$370,324

(1)
To be achieved by March 2012.

(2)
To be achieved by June 2014.

(3)
To be achieved by February 2015.

(4)
To be achieved by August 2015.

(5)
The value of the stock as of the date of acquisition, in accordance with the approved stock ownership guidelines.

Annual Retainers

        In 2010, each director who was not an employee of the Company received an annual retainer of $30,000, payable in equal quarterly installments. In addition, the following amounts were paid to the Chair of the Board and each board committee chair: chair of the audit committee, $15,000; chair of the compensation committee, $12,500; chair of the nominating and governance committee, $7,500; and Chair of the Board; $40,000. The Company increased the retainer for the Chair of the Board from $20,000 to $40,000 on August 19, 2010, effective on September 13, 2010. Ms. Moore also received a one-time cash award of $10,000 for her services as Chair of the Board. The additional retainer amounts are paid to the committee chairs and the Chair of the Board in equal quarterly installments.

Meeting Fees

        Each non-employee director receives $2,000 for each in-person board meeting attended. In 2010, each director received $1,000 for each regularly scheduled telephonic board meeting attended, and $1,000 for each regularly scheduled telephonic committee meeting attended. A director receives one-half of the specified meeting fee for any regularly scheduled in-person meeting in which the director instead participates by telephone. The Company also reimburses the directors for costs incurred by them in traveling to and attending board and committee meetings.

        Each member of the compensation committee and the nominating and governance committee receives $2,000 for each in-person committee meeting attended, and each member of the audit committee receives $3,000 for each in-person meeting of the audit committee attended.

Equity Awards

        Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock or restricted stock units. Beginning in January 2011, directors may also elect to receive all or part of their annual or quarterly retainer in deferred stock units.

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is asking our stockholders to cast an advisory vote to approve the 2010 compensation of our named executive officers as disclosed in this proxy statement (our "NEOs"). This Proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this Proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of both specific, sustainable financial and strategic goals, which are expected to result in increased stockholder value. Consistent with our pay-for-performance philosophy and the terms of our incentive plans, however, compensation paid to our NEOs for 2010 reflects below-target performance.

        Specifically, in 2010:

  •
  The compensation committee did not approve salary increases for the named executive officers for 2010, except an increase granted to Dennis Mullen, our former chief executive officer, in connection with a modification to his employment agreement.

  •
  Although the named executive officers and others did receive bonus payouts based on achievement of the personal goal component of their bonus, which represented 10% of the bonus opportunity, the Company did not achieve the threshold performance level of its annual EBITDA goals for 2010. Consequently no bonuses were paid with respect to the EBITDA portion of the program, which comprised 90% of the bonus opportunity at target levels.

  •
  To demonstrate our commitment to linking pay and performance, 50% of the equity grants made to executives in 2010 were based on Total Shareholder Return. These performance based RSUs have a three-year performance period with cliff vesting at the end of such period and the value of the grant will range from 0% up to 225% of the base grant amount, depending on performance against a peer group of 42 restaurants (based on the same eight digit GICS code for restaurants as the Company).

Please read the "Compensation Discussion and Analysis" and the tables and narrative that follow for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our NEOs.

Advisory Vote and Board Recommendation

        We request stockholder approval of the 2010 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the "Compensation Discussion and Analysis," the compensation tables and the narrative disclosures that accompany the compensation tables within the Executive Compensation section of this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement.

        Accordingly, we ask that you vote FOR the following resolution at this meeting:

  "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure within this proxy statement."

        Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

        Our board of directors unanimously recommends a vote FOR this proposal.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As described in our "say-on-pay" Proposal 2 above, our stockholders are being asked to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement. In addition, we are asking our stockholders to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future stockholder meetings. Stockholders may vote to request the say-on-pay vote every year, every two years or every three years, or may abstain from voting.

Advisory Vote and Board Recommendation

        Our board of directors believes that say-on-pay votes should be conducted every year so that our stockholders may provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in our proxy statement each year. Our board's determination was based upon the premise that NEO compensation is evaluated, adjusted and approved on an annual basis by our Executive Compensation Committee and that the metrics that are used in determining performance-based award achievements are annual metrics. Our Executive Compensation Committee, which administers our executive compensation programs, values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

        You may cast your vote on your preferred voting frequency by choosing one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

  "RESOLVED, that the option of once every one year, two years or three years that receives the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting will be determined to be the preferred frequency of the stockholders with which Red Robin Gourmet Burgers, Inc. is to hold a stockholder vote to approve, on an advisory basis, the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure)."

        The option of one year, two years or three years that receives the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

        Our board of directors unanimously recommends an annual advisory vote on the compensation of our executive officers.

 PROPOSAL 4
APPROVAL OF THE SECOND AMENDED AND RESTATED
2007 PERFORMANCE INCENTIVE PLAN

Introduction

        Our board of directors recommends and proposes the Second Amended and Restated 2007 Performance Incentive Plan (the "Amended 2007 Plan"). The 2007 Plan was originally adopted by our stockholders in 2007, was amended and restated with the approval of our stockholders on May 29, 2008, and was subsequently amended by the Company on March 3, 2010 (together, the "Former 2007 Plan"). The Company now wishes to again amend and restate the Former 2007 Plan. As described elsewhere in this proxy statement, the Company's incentive program has been revised for 2011 and moving forward to increase the emphasis on long-term performance and to provide for a full range of equity incentives, including options and full-value awards, and long-term, multi-year cash incentives. If approved by the Company's stockholders, the Amended 2007 Plan would, in addition to other changes described below, (1) increase the balance of the number of shares of our common stock available for issuance under the Amended 2007 Plan by approximately 250,000 shares and (2) remove the limitation on the aggregate number of shares that may be used for awards of restricted stock, restricted stock units, performance shares, and other "full-value awards" which is currently set at 350,000 shares. The total number of shares authorized under the Amended 2007 Plan would increase from 1,824,600 shares to 2,074,600 shares. However, the maximum number of shares of Common Stock that may be delivered pursuant to new awards granted to Eligible Persons under the Amended 2007 Plan will equal the sum of: (i) 250,000 shares; (ii) the remaining number of shares of Common Stock available for additional award grant purposes under the Plan as of the date of stockholder approval of this Amended 2007 Plan (approximately 831,037 shares) and (iii) the number of shares of Common Stock subject to outstanding awards that may become available because they are not deemed delivered under Section 4.3 of the Amended 2007 Plan, such as, for example, forfeitures or shares withheld to pay taxes. Our Compensation Committee approved the Amended 2007 Plan on April 4, 2011, subject to stockholder approval at the Annual Meeting. If the Amended 2007 Plan is approved by our stockholders, it will become effective on the day of the 2011 Annual Meeting. Outstanding awards under the terms of the Former 2007 Plan will continue in effect in accordance with their terms.

        A copy of the full text of the 2007 Amended Plan is attached to this proxy statement as Appendix A. A summary of the Amended 2007 Plan is set forth below. Other than set forth in the summary below, there have been no other material changes to the Amended 2007 Plan which would require prior stockholder approval.

Purpose

        The board of directors unanimously recommends that the Company's stockholders approve the Amended 2007 Plan for several reasons. We believe that an increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of our employees (including executive officers) with those of our stockholders. As discussed earlier in this proxy statement, we use a mix of equity awards to incentivize our employees, and full-value awards are a valuable component of such awards. We have revised our incentive program to include greater use of options in addition to full-value awards, and have added a long-term cash component. The current Former 2007 Plan does not contain sufficient remaining shares to permit grants other than options or to provide for future use of full-value awards beyond 2011. This could necessitate use of additional cash incentives.

        Further, the Company's ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company's stockholders.

        As of March 31, 2011, of the 1,824,600 shares authorized under the Former 2007 Plan, there are approximately 831,037 shares remaining available for issuance. Of these shares, as of March 31, 2011, only 44,882 additional shares may be awarded as full-value awards given the 350,000 share restriction contained in the Former 2007 Plan. Without the Amended 2007 Plan, we estimate that the remaining share reserve under the Former 2007 Plan will permit us to only issue options after 2011 and would require more use of cash incentives. If the Amended 2007 Plan is not approved, we will be unable to issue any restricted stock or restricted stock units on a going-forward basis after these few remaining full-value award shares are issued. Without adequate share availability under the Amended 2007 Plan, the Board will need to consider alternative compensation arrangements in order to ensure that the Company remains competitive and is able to continue to recruit and retain quality talent.

Summary of the Amended 2007 Plan

        The Amended 2007 Plan provides for the following principal modifications to the terms of the Former 2007 Plan:

  •
  Increases the total aggregate number of shares authorized under the Amended 2007 Plan by 250,000 shares of common stock from 1,824,600 shares to 2,074,600 shares;

  •
  Removes the current 350,000 share limit on full-value awards so that all shares available for issuance under the Amended 2007 Plan will be available for future awards of restricted stock, restricted stock units or other "full-value" awards;

  •
  Permits for future grants the use of shares that are withheld from an award or separately surrendered by the participant in payment of the exercise price or taxes relating to an award issued under the Former or Amended 2007 Plans or any other equity plans;

  •
  Removes the current limit of 100,000 shares that may be delivered pursuant to awards granted to non-employee directors;

  •
  Increases the total number of shares that may be delivered pursuant to incentive stock options from 170,000 to 700,000; and

  •
  Reduces the Committee's discretion to accelerate vesting when a change in control has not occurred.

        As of March 31, 2011, we had 831,037 shares available for issuance under the Former 2007 Plan, which would increase to 1,081,037 shares available for issuance as of such date with the approval of the Amended 2007 Plan, plus the number of shares of Common Stock subject to outstanding awards that may become available because they are not deemed delivered. The Former 2007 Plan permits the re-use of shares that are cancelled, terminated, forfeited, otherwise failed to vest ("Forfeited Shares"). The exact number of shares remaining under the Former 2007 Plan will vary because additional awards may be made to newly-hired or promoted employees prior to the annual meeting on May 26, 2011. The Company's restricted shares, restricted stock units and stock options outstanding as of March 31, 2011 represented approximately 12.4% of the Company's market capitalization. If the Amended 2007 Plan is approved, the aggregate number of shares underlying outstanding awards under the Former 2007 Plan, and our other equity plans (the "Existing Plans"), plus the number of shares available for issuance in connection with the grant of awards under the Amended 2007 Plan, would increase to approximately 12.4% of the number of shares of Company common stock outstanding on a fully diluted basis (including all common stock outstanding at March 31, 2011 plus all shares reserved for outstanding or future awards under the Existing Plans and the Amended 2007 Plan).

 Promotion of Good Corporate Governance Practices

        As discussed in this proxy statement, the Company has altered a number of its corporate governance practices during 2010, including an amendment to the Former 2007 Plan to prohibit certain actions that may be construed as option repricing, including cash tender offers for underwater options. In addition to the foregoing amendment, the Amended 2007 Plan includes several other features that are consistent with good corporate governance practices including, but not limited to a prohibition on use of discounted stock options and no automatic vesting of awards upon a change in control of the Company.

        From the beginning of fiscal year 2011 through May of 2012 (our next annual stockholders meeting), we have projected that we will make awards of approximately 278,290 shares, which includes our annual grant for employees and directors that is projected at approximately 240,840 shares plus awards to newly-hired and newly-promoted employees from January 2011 through May 2012. Total projected shares needed for awards between April 2011 and May 2012 is approximately 260,840 shares. Without approval of the Amended 2007 Plan, all of these awards, and any awards after 2012, would have to be comprised of options after the balance of approximately 45,000 full-value awards is used.

        Based on our outstanding awards at March 31, 2011 under our Existing Plans, if stockholders approve the Amended 2007 Plan the total number of shares subject to outstanding awards and available for future awards under the Amended 2007 Plan and the Existing Plans would be as follows:

Shares subject to outstanding option awards under Existing Plans (weighted average exercise price $22.96, weighted average remaining term 6.66 years)	900,194
Shares subject to outstanding full-value awards under Existing Plans	171,226
Shares to be available for future equity awards under the proposed Amended 2007 Plan	1,081,037

Total shares	2,152,457

Percentage of outstanding shares(1)	12.4%

(1)
Outstanding shares of 17,394,969 (the denominator in this calculation) includes all common stock outstanding at March 31, 2011 (15,242,512 shares) plus all shares reserved for outstanding or future awards under the Existing Plans and the Amended 2007 Plan.

Summary Description of the Amended 2007 Plan (as proposed to be amended and restated)

        The principal terms of the Amended 2007 Plan are summarized below. A copy of the full text of the Amended 2007 Plan, as amended and restated, is attached to this proxy statement as Appendix A.

        Purpose.    The purpose of the Amended 2007 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our board of directors or one or more committees consisting of independent directors appointed by our board of directors will administer the Amended 2007 Plan. Our board of directors has delegated general administrative authority for the Amended 2007 Plan to the compensation committee, which is comprised of directors who qualify as independent under rules promulgated by the SEC and The NASDAQ® Stock Market listing standards. Except with respect to grants to non-employee directors, a committee may delegate some or all of its authority with respect to the Amended 2007 Plan to another committee of directors and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator".

        The Administrator has broad authority under the Amended 2007 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to certain limitations;

  •
  subject to the other provisions of the Amended 2007 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

  •
  to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        Prohibition on Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) unless otherwise approved by the stockholders of the Company will (i) any adjustment be made to a stock option or stock appreciation right award under the Amended 2007 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award, (ii) any outstanding award be cancelled in exchange for the grant of an award having a lesser price per share, or (iii) any outstanding option or stock appreciation right be cancelled in exchange for cash, restricted stock or any other award.

        Eligibility.    Persons eligible to receive awards under the Amended 2007 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries. Currently, approximately 123 officers and employees of the Company and our subsidiaries (including all of our named executive officers), and each of our non-employee directors, are considered eligible under the Amended 2007 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of our common stock that would be authorized for awards under the Amended 2007 Plan, if approved, is approximately 2,074,600. This number includes, as of March 31, 2011, 884,056 grants previously issued and outstanding, 831,037 shares available for awards under the Former 2007 Plan (including Forfeited Shares), and 250,000 newly authorized shares (plus 109,507 shares that were previously delivered pursuant to awards under the Former 2007 Plan and are therefore no longer available for awards under the Amended 2007 Plan).

        The following other limits are also contained in the Amended 2007 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Amended 2007 Plan is 700,000 shares.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the Amended 2007 Plan is 170,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to a "Performance-Based Award" (other than an option or stock appreciation right) during any calendar year to any individual is 100,000 shares.

  •
  The maximum cash compensation that may be paid pursuant to a "Performance-Based Award" during any calendar year to any individual is $1,500,000.

        The Amended 2007 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another Company will not count against the shares available for issuance under the Amended 2007 Plan.

        As of March 31, 2011, in addition to shares available for awards under the Former 2007 Plan, there were approximately 1,071,420 shares subject to awards then outstanding under the Existing Plans. As noted above, no new awards may be granted under the Existing Plans.

        Types of Awards.    The Amended 2007 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the Amended 2007 Plan. The Amended 2007 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the Amended 2007 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the Amended 2007 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The other types of awards that may be granted under the Amended 2007 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Performance-Based Awards as described below.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the Amended 2007 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes).

Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed (including return on invested capital), or on assets or on net investment, cost containment or reduction, operating margin or any combination thereof. The performance measurement period with respect to an award may range from a minimum of one year to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        With respect to any full-value award, the vesting of which is based solely on service with the Company (and not upon, either all or in part, the attainment of any performance measures), with the exception of such awards to directors, the minimum period of service required for such award to vest is 3 years following the grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. Such awards to directors for annual grants that are part of their annual retainer may vest in no less than one year. With respect to any full-value award that is a Performance-Based Award, the applicable performance measurement period may not be less than 1 year. The Administrator may not waive the applicable vesting requirements for any full-value award except in the case of death, disability, retirement, and change in control.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the Amended 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the Amended 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Amended 2007 Plan. For example, subject to certain limitations, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the Amended 2007 Plan, awards under the Amended 2007 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended 2007 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    Except as expressly provided with respect to the termination of the authority to grant new awards under the 1996 Plan, the 2000 Plan, the 2002 Plan, and the 2004 Plan, the Amended 2007 Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

        Termination of or Changes to the Amended 2007 Plan.    The Administrator may amend or terminate the Amended 2007 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 409A, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the Amended 2007 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the board of directors, the authority to grant new awards under the Amended 2007 Plan will terminate on April 4, 2021. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the Amended 2007 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the Amended 2007 Plan

        The U.S. federal income tax consequences of the Amended 2007 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Amended 2007 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the Company is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the Amended 2007 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the Amended 2007 Plan in connection with a "change in control" (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct for tax purposes the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted for tax purposes by the Company in certain circumstances.

New Plan Benefits Under the Amended 2007 Plan

        Because future awards under the Amended 2007 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at 2010 Fiscal Year-End" table contained elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 26, 2010, in the Annual Report on Form 10-K which accompanies this proxy statement.

Required Vote

        Approval of the Second Amended and Restated 2007 Performance Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR approval of the Second Amended and Restated 2007 Performance Incentive Plan.

 PROPOSAL 5
INCLUSION OF PROPOSAL IN 2012 PROXY STATEMENT
TO DECLASSIFY THE BOARD OF DIRECTORS

        The Company is requesting its stockholders to vote on whether a proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors should be included in the Company's proxy statement for the 2012 Annual Meeting. If this proposal is approved by an affirmative vote of a majority of the votes cast in person or by proxy, the Company will include a proposal in the proxy statement for the 2012 Annual Meeting pursuant to which stockholders may vote to approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors.

        Our board of directors is not making any recommendation with respect to this proposal.

PROPOSAL 6
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Deloitte & Touche LLP ("Deloitte") served as our independent registered public accounting firm for the 2010 fiscal year ended December 26, 2010. The audit committee has appointed Deloitte to serve for the current 2011 fiscal year ending December 25, 2011. Our board is requesting ratification by our stockholders of Deloitte's appointment. Representatives of Deloitte will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

        In the event this proposal is defeated, the stockholder vote will not be binding on the Company but may be considered by our audit committee when it considers selecting other independent registered public accounting firms for the next fiscal year. However, because of the difficulty and expense of making any substitution of an independent registered public accounting firm after the beginning of the fiscal year, Deloitte's appointment for the 2011 fiscal year will be permitted to stand unless the audit committee finds other reasons for making a change.

Principal Accountant Fees and Services

        The following table summarizes the aggregate fees billed or to be billed by Deloitte for the fiscal years ended December 26, 2010 and December 27, 2009:

	2010	2009
Audit fees	657,835	561,445
Audit-related fees	12,000	20,000
Tax fees	5,000	4,884
All other fees	10,000	3,600

Total	684,835	589,929

Audit Fees

        Fees for audit services consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements and fees related to a review of our Franchise Disclosure Document.

Audit-Related Fees

        Fees for audit-related services billed in 2010 and 2009 were related to assistance with preparation of responses to an SEC Comment Letter.

Tax Fees

        Tax fees for 2010 relate to certain services performed primarily in relation to various federal and state tax issues.

All Other Fees

        All other fees billed in 2010 and 2009 consisted of license fees related to Deloitte & Touche's proprietary web-based research database. In addition, 2010 had all other fees related to accounting consultation and research.

        With respect to non-audit services provided from time to time, of which none were provided in 2009, the audit committee considers whether Deloitte's provision of other non-audit services to the Company is compatible with maintaining Deloitte's independence. The audit committee discusses such services with the independent registered public accounting firm and Company management to determine whether the services are permitted under SEC rules and regulations concerning auditor independence.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by Deloitte, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. These policies and procedures provide a mechanism by which management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have Deloitte perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee approves or rejects each of the listed services and approves a range of fees for each service to be performed. Services cannot commence until such approval has been granted. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2010 were pre-approved by the audit committee.

Required Vote

        Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2011 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2011.

 AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

        The audit committee is comprised of Richard J. Howell (Chair), Lloyd L. Hill, Stuart I. Oran and J. Taylor Simonton. David Makula was appointed to the audit committee effective April 5, 2011. The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors, selecting and retaining the independent registered public accounting firm, and overseeing and reviewing the internal audit function of the Company.

        Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The independent registered public accounting firm is responsible for performing audits of the Company's consolidated financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessments of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee's duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent registered public accounting firm. The audit committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with GAAP or that the audits of the annual financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment of the effectiveness of the Company's internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent registered public accounting firm is, in fact, "independent."

        The audit committee has met and held discussions with management and the independent registered public accounting firm on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee's meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm without the presence of the Company's management. The audit committee has reviewed and discussed with both management and the independent registered public accounting firm, the Company's consolidated financial statements as of and for the year ended December 26, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent registered public accounting firm included in its report on the consolidated financial statements.

        The audit committee discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as amended. The independent registered public accounting firm has provided to the audit committee the written disclosures and the letter required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," and the audit committee has discussed with the independent registered public accounting firm its independence. The audit committee has also considered whether the independent registered public accounting firm's provision of other non-audit services to the Company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent registered public accounting firm was compatible with the maintenance of independence in the conduct of its auditing functions.

        Based upon our review and discussions with management and the independent registered public accounting firm and the reports of the independent registered public accounting firm, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in the Company's annual report on Form 10-K for the year ended December 26, 2010, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Lloyd L. Hill
Stuart I. Oran
J. Taylor Simonton

PROPOSAL SEVEN
SHAREHOLDER PROPOSAL TO ADOPT AND DISCLOSE A SUCCESSION PLANNING POLICY AND ISSUE ANNUAL REPORTS ON ITS SUCCESSION PLAN

        The following proposal and supporting statement were submitted by the Ohio Laborers' Pension Fund, 800 Hillsdowne Road, Westerville, OH 43081, which has advised us that it is the beneficial owner of 280 shares of the Company's common stock.

RESOLVED: That the shareholders of Red Robin Gourmet Burgers, Inc. ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's Corporate Governance Guidelines ("Guidelines") to adopt and disclose a written and detailed succession planning policy, including the following specific features:

  •
  The Board of Directors will review the plan annually;

  •
  The Board will develop criteria for the CEO position which will reflect the Company's business strategy and will use a formal assessment process to evaluate candidates;

  •
  The Board will identify and develop internal candidates;

  •
  The Board will begin non-emergency CEO succession planning at least 3 years before an expected transition and will maintain an emergency succession plan that is reviewed annually;

  •
  The Board will annually produce a report on its succession plan to shareholders.

Supporting Statement

        CEO succession is one of the primary responsibilities of the board of directors. A recent study published by the NACD quoted a director of a large technology firm: "A board's biggest responsibility is succession planning. It's the one area where the board is completely accountable, and the choice has significant consequences, good and bad, for the corporation's future." (The Role of the Board in CEO Succession: A Best Practices Study, 2006). The study also cited research by Challenger, Gray & Christmas that "CEO departures doubled in 2005, with 1228 departures recorded from the beginning of 2005 through November, up 102 percent from the same period in 2004."

        In its 2007 study What Makes the Most Admired Companies Great: Board Governance and Effective Human Capital Management, Hay Group found that 85% of the Most Admired Company boards have a well defined CEO succession plan to prepare for replacement of the CEO on a long-term basis and that 91% have a well defined plan to cover the emergency loss of the CEO that is discussed at least annually by the board.

        The NACD report identified several best practices and innovations in CEO succession planning. The report found that boards of companies with successful CEO transitions are more likely to have well-developed succession plans that are put in place well before a transition, are focused on developing internal candidates and include clear candidate criteria and a formal assessment process. Our proposal is intended to have the board adopt a written policy containing several specific best practices in order to ensure a smooth transition in the event of the CEO's departure. We urge shareholders to vote FOR our proposal.

Company's Statement in Opposition to Proposal Seven

        The board of directors has determined that this shareholder proposal is unnecessary because the Company has strengthened its existing directives for management succession planning by approving recent amendments to its Corporate Governance Guidelines. The revised Corporate Governance Guidelines incorporate the principal provisions of this proposal. The board of directors has concluded that the amended Corporate Governance Guidelines allow the board to maintain its business judgment to ensure that any information concerning management succession planning is disclosed when it is in the best interests of the Company and its shareholders. At the same time, the amended Corporate Governance Guidelines also allow the board of directors to publicly disclose important aspects of management succession planning to the Company's shareholders. Consequently, the board of directors recommends that you vote AGAINST this proposal.

        The board of directors believes that one of its essential functions is management succession planning. The charter of the Company's Compensation Committee provides that the Compensation Committee will "develop and recommend to the Board an annual performance evaluation of the Company's Chief Executive Officer." Moreover, the charter of the Company's Nominating and Governance Committee provides that the Nominating and Governance Committee will "review executive organization and principal programs for executive development, and annually report to the Board on management development and succession planning." In accordance with these directives, the board of directors, the Compensation Committee, and the Nominating and Governance Committee are actively involved in management succession planning.

        In response to this shareholder proposal, the board of directors amended the Company's Corporate Governance Guidelines to incorporate the following provisions:

  •
  Maintaining a written policy and plan, reviewed at least annually, for the selection, evaluation, and succession of the CEO, such policy and plan to include, without limitation, a multi-year focus that encompasses:

  •
  Development and adoption of selection criteria that reflect the Company's ongoing business strategies;

  •
  Identification and development of internal candidates;

  •
  Formal assessment processes to evaluate candidates and their development;

  •
  An emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability or another related emergency; and

  •
  A provision for reporting to the Company's shareholders annually.

  •
  Providing counsel and oversight on the selection, appointment, evaluation, and development and compensation of senior management.

        The board of directors believes that these amendments to the Company's Corporate Governance Guidelines strengthen its existing directives. The amended Corporate Governance Guidelines strengthen the board of directors' commitment to management succession planning.

        The Company's board of directors and management are best equipped to carry out succession planning. The board of directors has been, and will continue to be, fully engaged in thoughtful and timely succession planning. Presently, the board of directors has a comprehensive succession planning strategy to ensure continuity and the superior quality of its management team. This succession planning strategy was strengthened by the amendments to the Company's Corporate Governance Guidelines made in light of this proposal. Moreover, these additions allow the board of directors to publicly disclose important aspects of management succession planning when it is in the best interests of the Company and its shareholders. Therefore, the board of directors believes that adopting this proposal is unnecessary because its principal provisions have already been incorporated by the Company and adoption of the proposal may be interepreted to require specific action with respect to management succcession planning that do not maintain a proper balance between the interests of the Company's shareholders and the board's need to protect its ability to manage any such process.

        Our board of directors unanimously recommends a vote AGAINST this proposal.

 ADDITIONAL INFORMATION

        "Householding" of Proxy Materials.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 25, 2011 for the fiscal year ended December 26, 2010. A copy of the annual report on Form 10-K has been mailed concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,
Annita M. Menogan Secretary
Greenwood Village, Colorado [April 26,] 2011

 Appendix A

RED ROBIN GOURMET BURGERS, INC.
SECOND AMENDED AND RESTATED
2007 PERFORMANCE INCENTIVE PLAN

1.     PURPOSE OF PLAN

        1.1   The purpose of this Red Robin Gourmet Burgers, Inc. Second Amended and Restated 2007 Performance Incentive Plan (this "Plan") of Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. On May 31, 2007, the Corporation's stockholders originally approved the Red Robin Gourmet Burgers, Inc. 2007 Performance Incentive Plan, and, on May 29, 2008, the Corporation's shareholders approved the Amended and Restated 2007 Performance Incentive Plan. The Plan was again amended on March 3, 2010. The Corporation now wishes to again amend and restate the Plan to authorize additional shares for issuance under the Plan and to reflect certain other changes. Any awards granted under the Plan prior to the Stockholder Approval Date (as defined in Section 4.2) shall be governed by the terms of the plan document in effect as of the date such award was granted.

2.     ELIGIBILITY

        2.1   The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

        3.1    The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

        With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Corporation and shall be administered exclusively by a committee consisting solely of independent directors.

        3.2    Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

          (a)   determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

          (b)   grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

          (c)   approve the forms of award agreements (which need not be identical either as to type of award or among participants);

          (d)   construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

          (e)   cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

          (f)    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate

  (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

          (g)   adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 and the prohibition on repricing set forth in Section 8.14;

          (h)   determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

          (i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

          (j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

          (k)   determine the Fair Market Value (as defined in Section 5.6) of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

        3.3    Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

        3.4    Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

        3.5    Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

        4.1    Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

        4.2    Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") shall equal the sum of: (i) 250,000, (ii) remaining number of shares of Common Stock available for additional award grant purposes under the Plan as of the date of stockholder approval of this second amended and restated Plan (the "Stockholder Approval Date") and (iii) the number of shares of Common Stock subject to outstanding awards that may become available pursuant to Section 4.3 hereof. The following limits also apply with respect to awards granted under this Plan:

          (a)   The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 700,000.

          (b)   The maximum number of shares of Common Stock subject to any options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 170,000 shares.

          (c)   Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

        Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

        4.3    Awards Settled in Cash, Reissue of Awards and Shares.    The Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4.3. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Accordingly, (i) to the extent that an award under the Plan (including awards under the Plan prior to the Stockholder Approval Date) or an award under any of the Red Robin Gourmet Burgers, Inc. 2000, 2002, and 2004 Performance Incentive Plans, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underling the award, or otherwise terminated without delivery of shares to the participant, the shares retained by or returned to the Corporation will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an award or separately surrendered by the participant in payment of the exercise price or taxes relating to such an award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

        4.4    Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5.     AWARDS

        5.1    Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

          5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

          5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

          5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted (the "base price") as set forth in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

          5.1.4    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to the requirements of Section 5.1.1), upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

        5.2    Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant ("Qualifying Options" and "Qualifying SARs," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

          5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

          5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed, or on assets or on net investment, cost containment or reduction, operating margin, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets; provided that the Administrator may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as "performance-based compensation" under Section 162(m) of Code. The applicable performance measurement period may not be less than 3 months nor more than 10 years.

          5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs) to any one participant in any one calendar year shall not exceed 100,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of cash compensation to be paid to any one participant in respect of all Performance-Based Awards in any one calendar year shall not exceed $1,500,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

          5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

          5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

          5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this second amended and restated Plan.

        5.3    Award Agreements.    Each award shall be evidenced by a written or electronic award agreement in the form approved by the Administrator and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation (electronically or otherwise). The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

        5.4    Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        5.5    Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

  •
  services rendered by the recipient of such award;

  •
  cash, check payable to the order of the Corporation, or electronic funds transfer;

  •
  notice and third party payment in such manner as may be authorized by the Administrator;

  •
  the delivery of previously owned shares of Common Stock;

  •
  by a reduction in the number of shares otherwise deliverable pursuant to the award; or

  •
  subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

        In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

        5.6    Definition of Fair Market Value.    For purposes of this Plan "Fair Market Value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last sale price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Select National Market Reporting System (the "Global Select Market") or other principal stock exchange on which the Common Stock is then listed for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Select Market or other such exchange on that date, the last price for a share of Common Stock as furnished by the NASD through the Global Select Market or other such exchange for the next preceding day on which sales of Common Stock were reported by the NASD. If the Common Stock is no longer listed or is no longer actively traded on the Global Select Market or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

        5.7    Transfer Restrictions.

          5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

          5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

          5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

            (a)   transfers to the Corporation,

            (b)   the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

            (c)   subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

            (d)   if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

            (e)   the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

        5.8    International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

        5.9    Limitations on Vesting.    With respect to any Full-Value Award, the vesting of which is based solely on service with the Corporation (and not upon, either all or in part, the attainment of any performance measures), the minimum period of service required for such award to vest is 3 years following the grant of such award, provided that such award may vest ratably in no less than equal annual increments over such period. With respect to any Full-Value Award that is a Performance-Based Award, the applicable performance measurement period as described in Section 5.2.2 may not be less than 1 year. The Administrator may not waive the applicable vesting requirements for any Full-Value Award except in the case of death, disability, retirement, and change in control. The term "Full-Value Awards" includes awards of restricted stock and other so-called "Full-Value Awards" granted under this Plan, other than those option or stock appreciation rights grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of our common stock at the time of grant of the award.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

        6.1    Termination of Employment.

          6.1.1  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award agreement otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

          6.1.2  For awards of stock options, unless the award agreement provides otherwise, the exercise period of vested options shall expire: (1) 3 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; (2) that in the case of a participant whose termination of employment is due to death or disability (as defined in the applicable award), 12 months after the last day that the participant is employed by or provides services to the Corporation or a Subsidiary; and (3) immediately upon the last day the participant is employed by or provides services to the Corporation or a Subsidiary for any participant whose employment or services are terminated for "cause" (as defined in the applicable award agreement). The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant's termination is for "cause."

        6.2    Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

        6.3    Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

        7.1    Adjustments.    Except where the Administrator determines that the provisions of Section 7.3 shall govern in lieu of this Section 7.1, upon any of the events described in this Section 7.1, or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

          (a)   proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.7 and 8.8.3(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)), or

          (b)   make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

        In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        7.2    Automatic Acceleration of Awards.    Except as otherwise provided in Section 7.3, upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

        7.3    Possible Acceleration of Awards.    Upon the occurrence of a Change in Control Event (as defined below), any outstanding option or SAR shall become fully vested, any share of restricted stock then outstanding shall fully vest free of restrictions, and any other award granted under this Plan that is then outstanding shall vest, or be payable to the holder of such award, as applicable. However, with respect to a participant who is designated on the payroll records of the Corporation as a Tier 1 or Tier 2 executive or above (or comparable designation) or executive officer on the date of the Change in Control Event, no award shall vest solely on account of such Change in Control Event unless such participant's employment with the Corporation (and its Subsidiaries) is terminated without "cause" (as defined in the applicable award agreement) within the two-year period following such Change in Control Event.

        For purposes of this Plan, "Change in Control Event" means any of the following:

          (a)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% or more of either (1) the then-outstanding shares of common stock of the Corporation (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

          (b)   A majority of the individuals who, as of the Effective Date, serve on the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (d)   Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

        7.4    Early Termination of Awards.    Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

        7.5    Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement (provided that that the Administrator may not provide for the acceleration of vesting of an award under this

Section 7.5 in the absence of a Change in Control Event or an event described in Section 7.1). In addition, the Administrator may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated pursuant to Section 7.3 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

        7.6    Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator shall rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

        7.7    Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then any such parachute payments will be reduced or modified on a pro rata basis so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

        8.1    Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

        8.2    Future Awards/Other Rights.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

        8.3    No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

        8.4    Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        8.5    Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

          (a)   require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

          (b)   deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

        In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

        8.6    Effective Date, Termination and Suspension, Amendments.

          8.6.1    Effective Date and Termination.    This second amended and restated Plan was approved by the Board on                        , 2011, and shall be submitted for and subject to stockholder approval no later than twelve months thereafter. This amended and restated Plan will be effective

  on the Stockholder Approval Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on                        , 2021 [insert date that is 10 years after the date it will be approved by shareholders.] After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

          8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

          8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

        8.7    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

        8.8    Governing Law; Construction; Severability.

          8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

          8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3    Plan Construction.

        (a)    Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

        (b)    Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

        (c)    Code Section 409A Compliance.    The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements ("Section 409A") to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant's award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement payment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Where necessary, the terms of the Plan, and any award agreement, shall be interpreted to comply with Code section 409A (including, specifically, whether a participant has incurred a separation from service or whether the Corporation has undergone a change in the ownership or effective control or a change in a substantial portion of the assets of the Corporation).

        8.9    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        8.10    Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

        8.11    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

        8.12    No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

        8.13    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

        8.14    Prohibition on Repricing.    Subject to Section 4, the Administrator shall not, without the approval of the stockholders of the Corporation, (i) authorize the amendment of any outstanding award to reduce the price per share, (ii) authorize the cancellation of any outstanding award in exchange for the grant of an award having a lesser price per share, or (iii) authorize the cancellation of any outstanding option or SAR in exchange for cash, restricted stock or any other award.

ANNUAL MEETING OF STOCKHOLDERS OF
RED ROBIN GOURMET BURGERS, INC.

May 26, 2011

If no direction is provided, this proxy will be voted "FOR" Proposal 6.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.redrobin.com/eproxy.htm

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 4 AND 6. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR A "1 YEAR" FREQUENCY FOR PROPOSAL 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 7.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of three (3) Class III directors for three-year terms.
NOMINEES:
	☐	FOR ALL NOMINEES	☐	Pattye L. Moore
			☐	Stephen E. Carley
			☐	Marcus L. Zanner
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
	☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark " FOR ALL EXCEPT " and check the box next to each nominee you wish to withhold, as shown here: ☒

2.	Approve the proposed advisory vote on the executive compensation program for the Company's named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	An advisory vote on the frequency of holding an advisory vote on executive compensation.	1 Year ☐	2 Years ☐	3 Years ☐	ABSTAIN ☐
The Board of Directors recommends you vote for a "1 Year" frequency.
4.	Approve the Second Amended and Restated 2007 Performance Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Approve the inclusion of a proposal in the Company's 2012 Proxy Statement to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 25, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐
7.	Approve the shareholder proposal on succession planning.	FOR ☐	AGAINST ☐	ABSTAIN ☐
8.
To transact such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 6.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.
The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and 2010 annual report on Form 10-K.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

 RED ROBIN GOURMET BURGERS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Stephen E. Carley and Katherine L. Scherping, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 1, 2011 at the Annual Meeting of Stockholders to be held at the Doubletree Hotel Denver Tech Center located at 7801 East Orchard Road, Greenwood Village, Colorado 80111, at 9:00 a.m. MDT on May 26, 2011, or any adjournment or postponement thereof.

        This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors.